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 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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appfolio

Notice of the 2026 Annual Meeting and 2026 Proxy Statement

Friday, June 12, 2026, 9:00 a.m. PT

Notice of 2026 Annual Meeting of Stockholders

Date & Time	Record Date	Location

June 12, 2026, 9:00 a.m. PT	April 16, 2026	www.virtualshareholdermeeting.com/APPF2026
To Our Stockholders:
Notice is hereby given that AppFolio, Inc. will hold its 2026 Annual Meeting of Stockholders (the "Annual Meeting") virtually on June 12, 2026, at 9:00 a.m. Pacific Time, via a live webcast, which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/APPF2026.
Only holders of record of shares of our Class A Common Stock and Class B Common Stock at the close of business on April 16, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. To access the Annual Meeting, you will need a 16-digit control number. If you are a stockholder of record as of the Record Date, the control number is provided on the Notice Regarding the Availability of Proxy Materials you received in the mail or on your proxy card (if you requested to receive printed proxy materials). If you are a beneficial owner of shares held in “street name” through a broker, bank or other nominee, you may contact your broker, bank or nominee where you hold your account if you have questions about obtaining your control number.
Stockholders will be able to attend, vote and submit questions virtually during the Annual Meeting.
We are holding the Annual Meeting for the following purposes:

1	To elect two Class II directors to a three-year term to hold office until our 2029 annual meeting of stockholders, and until the date on which their successors are duly elected and qualified;
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3	To approve, on a non-binding, advisory basis, the compensation of our named executive officers; and
4	To transact such other business as may properly be brought before the Annual Meeting, or any adjournment or postponement thereof.
Our Board of Directors (our "Board") recommends that you vote FOR the election of each of the director nominees; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and FOR the advisory approval of the compensation of our named executive officers.
On or about April 28, 2026, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the "Notice") containing instructions for how to access this proxy statement (including this Notice of 2026 Annual Meeting of Stockholders) relating to the Annual Meeting (this "Proxy Statement"), and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "2025 Annual Report"). As described in the Notice, the Proxy Statement and 2025 Annual Report can be accessed by visiting www.proxyvote.com and using the control number located on the Notice. The Notice also provides instructions on how to vote your shares electronically during the Annual Meeting, by Internet or by telephone, as well as how to receive a paper copy of the Proxy Statement and 2025 Annual Report and vote your shares by mail using a proxy card.

Notice of 2026 Annual Meeting of Stockholders
On behalf of AppFolio and our Board, I would like to express our appreciation for your ongoing interest in AppFolio.
Your interest in AppFolio and vote truly matter to us. It is important that all stockholders vote, regardless of the number of shares owned. Accordingly, we encourage you to read the proxy materials and vote your shares as soon as possible.
By Order of our Board,

Shane Trigg
President and Chief Executive Officer
Santa Barbara, California
April 28, 2026

General Information
Meeting Details

Date & Time	Record Date	Location

June 12, 2026, 9:00 a.m. PT	April 16, 2026	www.virtualshareholdermeeting.com/APPF2026

Our Board is soliciting proxies for the Annual Meeting, and any adjournment or postponement thereof. In this Proxy Statement, the terms the "Company," “AppFolio,” "APPF," “we,” “us,” and “our” refer to AppFolio, Inc. and our subsidiaries.
Please carefully review the following, which is intended to provide general information about the Annual Meeting, including the date and time of the Annual Meeting, the quorum requirement, the proposals to be voted upon, the methods available for voting your shares, and the votes required to adopt the proposals.
Virtual Meeting
The Annual Meeting will be held virtually via a live webcast, which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/APPF2026. The Annual Meeting will start at 9:00 a.m. Pacific Time on June 12, 2026. We recommend that you log in a few minutes early to ensure you are logged in when the meeting starts. Online check-in will begin at 8:45 a.m. Pacific Time.
To access the Annual Meeting, you will need a 16-digit control number. If you are a stockholder of record as of the Record Date, the control number is provided on the Notice or on your proxy card (if you requested to receive printed proxy materials). If you are a beneficial owner of shares held in "street name" through a broker, bank or other nominee, you may contact your broker, bank or nominee where you hold your account if you have questions about obtaining your control number.
Stockholders will be able to attend, vote and submit questions virtually during the Annual Meeting.
Quorum Requirement
A quorum exists when at least a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock entitled to vote as of the Record Date is present virtually or represented by proxy at the Annual Meeting.
Shares Outstanding and Entitled to Vote at the Annual Meeting
24,028,908 shares of Class A Common Stock and 11,329,625 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting as of the Record Date.
Notice Regarding Availability of Proxy Materials
In accordance with SEC rules and regulations, we have elected to furnish our proxy materials, including this Proxy Statement and our 2025 Annual Report, primarily via the Internet. Accordingly, on or about April 28, 2026, we mailed to our stockholders the Notice, which contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals to be voted upon at the Annual Meeting, and how to request paper copies of this Proxy Statement and the 2025 Annual Report. Stockholders may request to receive all future proxy materials from us in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet.

1	2026 Proxy Statement

General Information
Proposals to be Voted Upon

Proposal		Board Vote Recommendation	Page Reference

1	To elect two Class II directors, Olivia Nottebohm and Saori Casey, to a three-year term to hold office until our 2029 annual meeting of stockholders, and until the date on which their successors are duly elected and qualified.	FOR	5
2	To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR	11
3	To approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR	13
Voting our Common Stock
Each share of our Class A Common Stock outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting. Each share of our Class B Common Stock outstanding on the Record Date is entitled to ten votes on any proposal presented at the Annual Meeting.
Votes Required to Adopt Proposals

Proposal 1: Class II directors will be elected by a plurality of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. This means that the two director nominees for Class II director who receive the most FOR votes will be elected as directors. You may vote FOR or Withhold for each nominee.

Proposal 2: The ratification of the appointment of PwC requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. You may vote FOR, Against, or Abstain.

Proposal 3: The approval, on a non-binding, advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting. You may vote FOR, Against, or Abstain.

Definitions of Stockholder of Record and Beneficial Owner
You are considered to be a stockholder of record if your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC.
If, however, your shares are held in a brokerage account or by a broker, bank or other nominee, and not in your name, you are considered to be the "beneficial owner" of shares held in "street name."

2	2026 Proxy Statement

General Information
Voting Methods - Stockholder of Record
If you are a stockholder of record, you can vote your shares using any of the following methods:

By Internet	By Telephone	By Mail	During the Meeting

Visit www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 11, 2026 (please have the Notice in hand when you visit the website).	Call toll-free 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 11, 2026 (please have the Notice in hand when you call).
If you requested a paper copy of this Proxy Statement, complete, sign and date the proxy card provided with this Proxy Statement and return it prior to the Annual Meeting in the postage-paid envelope we have provided, or return it prior to the Annual Meeting to Vote Processing c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/APPF2026 (please have the Notice in hand when you visit the website). You will have the opportunity to vote electronically during the Annual Meeting.

Voting Methods - Beneficial Owner
If you are the beneficial owner of shares held in “street name” through a broker, bank or other nominee, please follow the voting instructions provided to you by that nominee in order to vote your shares.
Revoking Your Proxy
If you are a stockholder of record, you may revoke your proxy by (i) voting again using the Internet or telephone before 11:59 p.m. Eastern Time on June 11, 2026 (your latest Internet or telephone proxy is the one that will be counted), (ii) completing, signing, dating and returning prior to the Annual Meeting a proxy card bearing a later date, (iii) attending the Annual Meeting and voting electronically via live webcast, or (iv) sending a written notice that you are revoking your proxy to AppFolio, Inc., 70 Castilian Drive, Santa Barbara, California 93117, Attn: General Counsel, and/or by sending an email to stockholdervoting@appfolio.com (in either case that is received prior to the Annual Meeting). Attending the Annual Meeting without voting electronically via live webcast will not revoke a previously delivered proxy.
If you are a beneficial owner, please follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy.
Broker Non-Votes
Generally speaking, a beneficial owner of shares held in “street name” is entitled to give voting instructions to the broker, bank or other nominee holding the shares, and the nominee will vote those shares in accordance with the instructions. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered “routine” under Nasdaq rules, but cannot vote the shares with respect to matters that are considered “non-routine” under Nasdaq rules. In the event that a broker, bank or other nominee votes shares on the “routine” matters, but is not provided with voting instructions with respect to a “non-routine” matter, the shares will be treated as broker non-votes with respect to any such “non-routine” matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be treated as shares entitled to vote on any applicable proposal.

Proposal 1 is considered to be a "non-routine" matter under applicable Nasdaq rules. Accordingly, any shares held in "street name" through a broker, bank or other nominee will not be voted on Proposal 1 unless the beneficial owner affirmatively provides the nominee with voting instructions. Broker non-votes will have no effect on the outcome of Proposal 1.

Proposal 2 is considered to be a "routine" matter under applicable Nasdaq rules. Accordingly, any shares held in "street name" through a broker, bank or other nominee may be voted by the nominee on Proposal 2 even if the beneficial owner does not provide the nominee with voting instructions. We do not expect any broker non-votes on this Proposal 2.

Proposal 3 is considered to be a "non-routine" matter under applicable Nasdaq rules. Accordingly, any shares held in "street name" through a broker, bank or other nominee will not be voted on Proposal 3 unless the beneficial owner affirmatively provides the nominee with voting instructions. Broker non-votes will have no effect on the outcome of Proposal 3.

3	2026 Proxy Statement

General Information
If you are the beneficial owner of shares held in "street name" through a broker, bank or other nominee, please be sure to instruct your nominee regarding how to vote your shares to ensure that your vote is counted with respect to each of the proposals.
Effect of Votes Withheld and Abstentions
A vote withheld, in the case of the proposal regarding the election of directors, or an abstention, in the case of the other proposals to be considered at the Annual Meeting, represents a stockholder’s affirmative election to decline to vote on a proposal. If a stockholder withholds or abstains from voting shares on a proposal, these shares will be considered present and entitled to vote at the Annual Meeting on such proposal. As a result, votes withheld and abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.
Because the outcome of Proposal 1 will be determined by a plurality of the votes cast by our stockholders, votes withheld will have no effect on the outcome of Proposal 1. Because the outcome of Proposals 2 and 3 will be determined by the affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting, abstentions will be counted as a vote against Proposals 2 and 3.
Submission of Questions
An online pre-meeting forum will be available to our stockholders at www.proxyvote.com prior to the date of the Annual Meeting. By accessing this online forum, our stockholders will be able to vote, view the Annual Meeting procedures, and obtain copies of proxy materials and our 2025 Annual Report.
As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures that are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/APPF2026. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
Technical Assistance
We encourage you to access the Annual Meeting before it begins. Online check-in will start at 8:45 a.m. Pacific Time on June 12, 2026. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
Voting Instructions
If you properly complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions, but do not direct how your shares should be voted on a proposal, the persons named as proxies will vote in accordance with the Board's recommendations FOR the election of each of the director nominees; FOR the ratification of the appointment of PwC as our independent registered public accounting firm; and FOR the advisory approval of the compensation of our named executive officers.
Discretion of Proxies
Our Board does not presently know of any other business, other than that described in this Proxy Statement, that will be presented for consideration by our stockholders at the Annual Meeting. However, if any other business is properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that the shares of our Class A Common Stock and Class B Common Stock represented by proxies will be voted in respect thereof in accordance with the judgment of the persons named as proxies.
Proxy Solicitation Costs
We are paying the expenses of preparing, printing and mailing this Proxy Statement, the Notice and our 2025 Annual Report as well as the costs incurred in connection with the solicitation and tabulation of proxies for the Annual Meeting. As part of this process, we will reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to our beneficial stockholders. Our directors, officers and employees may solicit proxies on our behalf, including in person, or by telephone, email, facsimile, or other electronic or online methods, but they will not receive additional compensation for providing those services.
Request for Additional Information
If you have additional questions about this Proxy Statement or the Annual Meeting, please contact: AppFolio, Inc., 70 Castilian Drive, Santa Barbara, California 93117, Attn: General Counsel, and/or send an email to stockholdervoting@appfolio.com.

4	2026 Proxy Statement

PROPOSAL ONE:
Election of Directors
Board Structure
The number of our directors is fixed by our Board, subject to the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (our "Governing Documents"). The Board is currently comprised of seven directors divided into three classes, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

Class I consists of Andreas von Blottnitz, Agnes Bundy Scanlan and Janet Kerr, whose terms will expire at our annual meeting of stockholders to be held in 2028.
Class II consists of Olivia Nottebohm and Saori Casey, whose terms will expire at the Annual Meeting.
Class III consists of Shane Trigg and Winifred Webb, whose terms will expire at our annual meeting of stockholders to be held in 2027.
Directors in a particular class will be elected for a three-year term at the annual meeting of stockholders in the year in which the term of that class expires. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
At the Annual Meeting, our stockholders are being asked to vote for each of Mses. Nottebohm and Casey, the two Class II directors listed above, to serve a three-year term on our Board until our annual meeting of stockholders to be held in 2029 and until her successor is duly elected and qualified, or until her earlier death, resignation, or removal. Each of these director nominees is a current member of our Board, and their respective terms expire at the Annual Meeting. Each of these director nominees has consented to serve if elected.
Director Nominees and Continuing Directors
The following table sets forth certain summary information concerning our director nominees and continuing directors as of April 28, 2026:

Name	Class	Age	Position	Director Since	Current Term Expires

Nominees:
Olivia Nottebohm(1)(2)	II	48	Director	2023	2026
Saori Casey	II	58	Director	2026	2026
Continuing Directors:
Shane Trigg	III	51	President, Chief Executive Officer and Director	2023	2027
Winifred Webb(3)(4)	III	68	Chairperson of the Audit Committee	2019	2027
Andreas von Blottnitz(1)(3)	I	60	Chairperson of the Board of Directors and Chairperson of the Compensation Committee	2007	2028
Agnes Bundy Scanlan(2)(3)(4)	I	68	Chairperson of the Risk and Compliance Oversight Committee	2020	2028
Janet Kerr(1)(2)(4)	I	71	Chairperson of the Nominating and Corporate Governance Committee	2015	2028
(1)Serves as a member of our Compensation Committee.
(2)Serves as a member of our Risk and Compliance Oversight Committee.
(3)Serves as a member of our Audit Committee.
(4)Serves as a member of our Nominating and Corporate Governance Committee.

5	2026 Proxy Statement

Proposal One: Election of Directors
The biographies of each of the director nominees and continuing directors below contain information regarding each such person’s (i) service as a director, (ii) relevant business experience, and (iii) public company director positions held currently or at any time during the last five years. The information provided below also addresses for each director nominee and continuing director the specific experiences, qualifications, attributes or skills that led to the Board's conclusion that the person should serve as a director.
In addition to the information presented below regarding each director nominee's and continuing director's specific experiences, qualifications, attributes and skills, we believe each of our directors has a reputation for integrity, honesty and adherence to high ethical standards, and has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve AppFolio, our stockholders, and our Board. Although the Board does not have a specific diversity policy, we believe that the diversity in professional experience, race, ethnicity, gender identity, age, cultural background, and personal background among our directors and the differing experiences and viewpoints stemming therefrom enhance the overall performance of our Board, including in understanding opportunities, anticipating challenges and assessing risks.
Director Nominees: Nominees for Election at the Annual Meeting for an Additional Three-Year Term Expiring at the 2029 Annual Meeting of Stockholders (Class II Directors) (Current Term Expires at the Annual Meeting)

Olivia Nottebohm has served as a member of our Board since 2023. Ms. Nottebohm has more than 20 years of experience in online software and has served in a number of senior positions overseeing sales, marketing, support, partnerships, strategy, human resources and operations. Since 2023, she has served as the Chief Operating Officer at Box (NYSE: BOX), a content cloud platform provider, where she leads the global go-to-market organization. Prior to this, Ms. Nottebohm served as the Chief Revenue Officer and an advisor to the CEO of Notion Labs, Inc., the maker of a cloud-based productivity platform, from 2021 to 2022, and the Chief Operating Officer at Dropbox, Inc. (Nasdaq: DBX), a file storage and sharing service provider from 2020 to 2021. Her experience also includes roles as Vice President of SMB Sales and GTM Operations, Google (Nasdaq: GOOG) Cloud and Senior Director, Americas GTM Operations, Google Ads and a partner at McKinsey & Company. She currently serves on the Board of Directors of Lightmatter, Inc. She received a B.A. in Economics from Harvard University and an M.B.A. from the Stanford Graduate School of Business.
We believe Ms. Nottebohm's background in the SaaS industry, as well as her robust management and consulting experience, qualify her to serve on our Board.

Olivia Nottebohm

Age: 48 Director Since: 2023 Class: II

6	2026 Proxy Statement

Proposal One: Election of Directors

Saori Casey has served as a member of our Board since 2026. Ms. Casey is the Chief Financial Officer of Sonos, Inc. (Nasdaq: SONO), an audio platform company specializing in multi-room audio, a position she has held since 2024. From 2011 to 2023, Ms. Casey served as the Vice President of Financial Planning and Analysis and Investor Relations at Apple, Inc. (Nasdaq: AAPL), a designer and manufacturer of consumer electronics and a variety of services, where she also managed compensation and benefit programs. Prior to that, Ms. Casey spent 15 years at Cisco Systems, Inc. (Nasdaq: CSCO) in various finance leadership roles. She currently serves on the Board of Directors of Houzz, Inc. Ms. Casey received a B.A. in Economics from the University of California, Santa Barbara and an M.B.A. from the Peter F. Drucker Graduate School of Management at Claremont Graduate University, where she has served as a member of the Drucker Advisory Board since 2018.
We believe Ms. Casey’s extensive financial leadership in the consumer electronics and technology industries, as well as her deep financial and compensation expertise, qualify her to serve on our Board.

Saori Casey

Age: 58 Director Since: 2026 Class: II
Election of Director Nominees
Directors will be elected by a plurality of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. This means that the two director nominees for Class II director who receive the most FOR votes will be elected as directors. Broker non-votes and withheld votes will have no effect on the outcome of the election.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received FOR the election of each of the director nominees. If any director nominee is unable to, or for good cause will not, serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute director nominee chosen by our Board. In the alternative, the proxies may vote only for any remaining director nominees, leaving one or more vacancies on our Board.
Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

7	2026 Proxy Statement

Proposal One: Election of Directors
Continuing Directors: Continuing in Office with a Term Expiring at the 2027 Annual Meeting of Stockholders (Class III Directors)

Shane Trigg serves as our President & Chief Executive Officer. Prior to his appointment to this role in March 2023, he served as President & General Manager, Real Estate, from April 2020 to February 2023. From 2012 to 2020, Mr. Trigg served as a Senior Vice President, Commerce Cloud, and Senior Vice President, Marketing Cloud, at Salesforce (NYSE: CRM). From 2004 to 2011, Mr. Trigg held various leadership positions at Intuit, Inc. (Nasdaq: INTU) within the Intuit Real Estate Solutions division (now MRI Software), including as Vice President, Global Sales and Marketing. Mr. Trigg received a B.S. from The Ohio State University and an M.B.A. from the University of Notre Dame.
We believe Mr. Trigg is qualified to serve on our Board due to his deep institutional knowledge as our CEO, his more than 25-year track record of leadership in the technology and SaaS industries, and his extensive expertise in strategic planning and large-scale operations.

Shane Trigg

Age: 51 Director Since: 2023 Class: III

Winifred Webb has served as a member of our Board since 2019. Ms. Webb is the founder of Kestrel Corporate Advisors, an advisory services firm. Prior to that, Ms. Webb was Managing Director at Tennenbaum Capital Partners from 2010 to 2013 and, before that, a member of the senior executive team at Ticketmaster Entertainment, Inc. from 2008 to 2010. Prior to joining Ticketmaster, Ms. Webb served for 20 years with The Walt Disney Company in various senior positions, including as Senior Vice President of Investor Relations and Shareholder Services, and in governance outreach, corporate treasury, and as Executive Director of The Walt Disney Company Foundation. Before Disney, she held roles in investment banking. Ms. Webb is a National Association of Corporate Directors Board Leadership Fellow. She currently serves on the Board of Directors of ABM Industries Incorporated (NYSE: ABM) and Wynn Resorts, Limited (Nasdaq: WYNN), and on the Board of Trustees of AMH (NYSE: AMH). Ms. Webb has served on several other public company boards, including TiVo and 9Spokes. Ms. Webb received her B.A. from Smith College and her M.B.A. from Harvard University. In addition, she earned the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon.
We believe Ms. Webb's extensive experience as a senior finance and investor relations executive, her involvement in real estate-related and digital companies, and her service as a public company director qualify her to serve on our Board.

Winifred Webb

Age: 68 Director Since: 2019 Class: III

8	2026 Proxy Statement

Proposal One: Election of Directors
Continuing Directors: Continuing in Office with a Term Expiring at the 2028 Annual Meeting of Stockholders (Class I Directors)

Andreas von Blottnitz has served as Chairperson of the Board since 2007. Mr. von Blottnitz was a venture partner of BV Capital Management, LLC, a venture capital firm, from 2005 to 2021. From 1999 to 2004, he served as the Chief Executive Officer of ExpertCity, Inc., which was acquired by Citrix Online and later merged into GoTo. He currently serves on the Board of Directors of a number of private companies. He received a B.A. in Business Sciences from Wirtschaftsakademie in Hamburg, Germany.
We believe Mr. von Blottnitz’s background as a director and officer of multiple companies in the technology industry, his extensive investing experience, and his leadership and strategic planning skills qualify him to serve on our Board.

Andreas von Blottnitz

Age: 60 Director Since: 2007 Class: I

Agnes Bundy Scanlan has served as a member of our Board since 2020. Ms. Bundy Scanlan is the Chief Executive Officer of The Cambridge Group LLC, a strategy and risk management advisory firm, a position she has held since 2020. Prior to that, she was senior advisor for Treliant, LLC, where she counseled financial services firms on various challenges, including strategy, governance, regulatory, compliance, and risk management matters from 2017 to 2020 and 2012 to 2015. From 2015 to 2017, she served as the Northeast Regional Director of Supervision Examinations for the Consumer Financial Protection Bureau. Previously, she also served as Chief Regulatory Officer, Chief Compliance Officer, and Chief Privacy Officer, at TD Bank, practiced law at Goodwin Procter LLP, held various C-suite roles at Bank of America and Fleet Boston and served as legal counsel to the United States Senate Budget Committee. She currently serves on the Board of Directors of Truist Financial Corporation (NYSE: TFC) and iCapital. Ms. Bundy Scanlan holds an A.B. from Smith College and a J.D. from Georgetown University Law Center and several Bar memberships, and has earned the CERT Certificate from the Universities of Cambridge and Oxford Programs in Digital Transformation and Disruptive Technologies; the Certificate in Artificial Intelligence and the Certificate in Cybersecurity from MIT; two Certificates in Cybersecurity Oversight from Harvard University; and the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon.
We believe Ms. Bundy Scanlan's extensive risk management, regulatory, compliance, legal, banking, executive management, and government affairs experience, together with her serving as a director of other public companies, qualify her to serve on our Board.

Agnes Bundy Scanlan

Age: 68 Director Since: 2020 Class: I

9	2026 Proxy Statement

Proposal One: Election of Directors

Janet Kerr has served as a member of our Board since 2015. Ms. Kerr is professor of Law Emeritus at the Caruso School of Law at Pepperdine University where she taught for over 30 years in the areas of corporate law and corporate governance. Ms. Kerr occupied the Laure Sudreau Chair and formerly served as Vice Chancellor of Pepperdine University. She is a well-known author in the areas of securities, corporate law and corporate governance, having published several articles and a book on the subjects. Ms. Kerr has founded or co-founded several technology companies, including X-Labs and a data analytics company acquired by Bloomberg. She currently serves on the Board of Directors of La-Z-Boy, Inc. (NYSE: LZB) and Tilly’s, Inc. (NYSE: TLYS). Ms. Kerr has served on several other public company boards including Carl’s Jr./Hardee’s, TSI, Inc., and Fidelity National Financial. She is currently a member of the National Association of Corporate Directors and has earned the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon, the Certificate from the University of Cambridge Program in Disruptive Technologies, the Certificate in Artificial Intelligence from MIT, and the Certificate in Generative Artificial Intelligence from MIT. Ms. Kerr is also a certified mediator.
We believe Ms. Kerr’s extensive corporate governance experience, together with her experience serving as a director of other public companies, qualify her to serve on our Board.

Janet Kerr

Age: 71 Director Since: 2015 Class: I

10	2026 Proxy Statement

PROPOSAL TWO:
Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Our Audit Committee has appointed PwC as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2026. PwC has served as our independent registered public accounting firm since 2011.
Our Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the firm and us and any disclosed relationships or services that may impact the objectivity and independence of the firm, as well as the firm’s performance. As a matter of good corporate governance, our Board is submitting the appointment of PwC to our stockholders for ratification.
We expect a representative of PwC will attend the Annual Meeting and be available to respond to appropriate questions. The representative will have an opportunity to make a statement if he or she so chooses.
Fees Paid to the Independent Registered Public Accounting Firm
The following table sets forth the fees billed or expected to be billed by PwC for audit, audit-related, tax and all other services rendered for 2025 and 2024 (in thousands):

	2025 ($)	2024 ($)

Audit Fees	2,088	2,065
Audit-Related Fees	—	50
Tax Fees	193	269
All Other Fees	2	2
Total	2,283	2,386
Audit Fees. Represents fees billed or expected to be billed for professional services provided in connection with the audits of our annual financial statements and internal control over financial reporting associated with compliance with Section 404(b) of the Sarbanes-Oxley Act, reviews of our quarterly financial statements, and consultations on accounting matters directly related to the audit of our annual financial statements.
Audit-Related Fees. Represents fees billed for due diligence services related to mergers and acquisitions in 2024.
Tax Fees. Represents fees billed for tax studies, tax compliance services and tax due diligence services related to mergers and acquisitions.
All Other Fees. Represents license fees for accounting research software.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Pursuant to its charter, our Audit Committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. As part of this review, our Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board ("PCAOB"). Our Audit Committee has pre-approved all services performed since the pre-approval policy was adopted.
In addition, in the event time constraints require pre-approval prior to our Audit Committee's next scheduled meeting, our Audit Committee has authorized its Chairperson to pre-approve services. Services pre-approved by the Chairperson are to be reported to the Audit Committee at its next scheduled meeting.

11	2026 Proxy Statement

Proposal Two: Ratification of the Appointment of Our Independent Registered Public Accounting Firm
Ratification of the Appointment of PwC
The affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to ratify the appointment of PwC. Abstentions will have the same effect as a vote against the proposal. We do not expect any broker non-votes on this proposal.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received FOR the ratification of the appointment of PwC.
If our stockholders fail to ratify the appointment of PwC, our Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

12	2026 Proxy Statement

PROPOSAL THREE:
Advisory Vote to Approve Named Executive Officer Compensation
Background
We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on named executive officer compensation, also known as a "say on pay" advisory vote, as described below. Consistent with the advisory vote of our stockholders on the frequency of say-on-pay votes held at our 2025 annual meeting of stockholders, our Board has determined to hold an advisory vote on executive compensation annually.
The primary objective of our executive compensation program is to provide a total compensation package designed to attract, motivate, and retain high-caliber executives with the expertise, drive, and commitment necessary to achieve our strategic objectives in a highly competitive and rapidly changing industry, which we believe will positively impact long-term value. As described in this Proxy Statement, we seek to reward (i) achievement through performance-based cash bonuses and performance-based stock unit grants, and (ii) commitment through time-based restricted stock unit grants. We balance such rewards with certain guaranteed elements of compensation, including base salary and employee benefits. Our executive compensation program promotes strong alignment between the interests of our executives and those of our stockholders by tying a significant portion of compensation to the achievement of key strategic objectives. Overall, we seek to ensure that the total compensation opportunity available to each executive officer is appropriate for such executive given his or her scope of responsibilities and ability to impact our results.
For additional information about our named executive officer compensation program, please refer to the section entitled "Compensation Discussion and Analysis" and the related compensation tables and footnotes.
Proposal
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are asking our stockholders to vote "FOR" the approval of the following resolution at the Annual Meeting:
"RESOLVED, that our stockholders approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K and as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative discussion in this Proxy Statement for our 2026 Annual Meeting of Stockholders."
Effect of Proposal
The resolution above is advisory which means that it is not binding on us. Our Board, however, values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, our Board and our Compensation Committee will carefully consider the outcome of the advisory vote and stockholder opinions received from other communications when making future named executive officer compensation decisions.
Approval of Proposal
The affirmative vote of a majority of the combined voting power of the outstanding shares of our Class A Common Stock and Class B Common Stock present virtually or represented by proxy and entitled to vote on the proposal at the Annual Meeting will be required to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received FOR the advisory approval of the compensation of our named executive officers.
Recommendation of our Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

13	2026 Proxy Statement

Directors and Corporate Governance
Director Independence
Our Board has undertaken a review of the independence of each of our continuing directors and director nominees and has affirmatively determined that Mr. von Blottnitz, and Mses. Bundy Scanlan, Kerr, Nottebohm, Webb, and Casey, do not have relationships that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and that each of Mr. von Blottnitz, and Mses. Bundy Scanlan, Kerr, Nottebohm, Webb, and Casey meets the definition of “independent director” under the applicable Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each continuing director and director nominee has with the Company and all other facts and circumstances our Board deemed relevant. Mr. Trigg does not meet the definition of “independent director” because he is a current executive officer of the Company. For additional disclosure of facts and circumstances the Board considered, please refer to the Section titled “Agreements with Directors and Third Parties.”
Recent Board Changes
As previously disclosed, Timothy Bliss, Alex Wolf, and Robert Donald Casey III resigned from the Board on August 7, 2025 solely to avoid the appearance of a potential conflict of interest with another professional opportunity that they are pursuing together, in which they will be significant shareholders in a company that is a customer of AppFolio. Prior to their resignations, the Board affirmatively determined that they each met the definition of “Independent director” under the applicable Nasdaq listing standards, and, in the case of Mr. Wolf, who served on the Compensation Committee, he also qualified as independent under the applicable SEC rules and regulations.
As also previously disclosed, on January 12, 2026, the Board (i) decreased the number of directors that comprise the Board from nine to seven directors in accordance with our Governing Documents, and (ii) upon the recommendation of the Nominating and Corporate Governance Committee, elected Ms. Casey (who has no relation to Mr. Casey, the previous Board member who resigned) to the Board as a Class II Director effective as of February 12, 2026 to fill the existing vacancy on the Board. The Company’s President and Chief Executive Officer recommended Ms. Casey to the Nominating and Corporate Governance Committee to serve on the Board.
Board Leadership Structure
We do not have a fixed policy regarding whether the offices of Chairperson of our Board and Chief Executive Officer should be vested in the same person or two different people. We believe the Company and its stockholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular time. Accordingly, our Governing Documents and corporate governance guidelines do not require that the Chairperson of our Board and our Chief Executive Officer be separate or combined. At this time, the offices of Chairperson of our Board and Chief Executive Officer are vested in two different people.

14	2026 Proxy Statement

Directors and Corporate Governance
Board Role in Risk Oversight

15	2026 Proxy Statement

Directors and Corporate Governance
The Board and its committees work closely with and regularly receive reports from management to understand and oversee the management of existing and emerging risks. In addition, our directors have unrestricted access to Company personnel and documents, and may seek any information they require from employees, officers, or external parties. They also have discretion to engage and obtain advice, reports or opinions from legal counsel and other advisors to carry out their responsibilities. We have a Chief Compliance Officer who reports to our General Counsel, and both individuals routinely provide reports to the Board and its committees. The Chairperson of our Board is an independent director and independent directors serve as the chairpersons of all Board committees. Our Board and committee chairpersons are ultimately responsible for setting agendas and determining the topics discussed and presented at Board and committee meetings, including risk topics. Our Board believes its leadership structure is consistent with and supports the administration of its risk oversight function.
The Board and its committees routinely consider the Company's risk environment. The ERM Program is reviewed periodically by management and any material changes to the ERM Program are reported to the Risk and Compliance Oversight Committee. In addition, each committee annually reviews the adequacy of its respective charter in light of, among other things, the current risk environment.
Meetings of the Board of Directors
During 2025, our Board held nine meetings. Each director attended at least 75% of the total number of meetings of our Board and the committees of our Board on which such director served (in each case during the period such director served).
Although we do not have a formal policy requiring our directors to attend our annual meetings of stockholders, our directors are encouraged to attend these meetings. All directors attended our 2025 annual meeting of stockholders.
Executive Sessions
In accordance with the applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Agreements with Directors and Third Parties
Ms. Nottebohm previously served as a consultant to IGSB, Inc. (“IGSB”) on strategy and related matters across IGSB’s operations. Maurice J. Duca controls IGSB and, through various investment vehicles, is the Company’s largest stockholder. Mr. Duca has agreed to pay Ms. Nottebohm 35 percent of the net gain on the equivalent of 35,714 shares of the Company’s Class A Common Stock each year for the next five years, which amount may be paid in cash or shares of the Company’s Class A Common Stock. The net gain will be based on a $100 per share starting value and the 10-day average of the final closing price of the shares prior to the date of payment, as reported by The Nasdaq Global Market. No part of such payment will come from the Company.

16	2026 Proxy Statement

Directors and Corporate Governance
Committees of our Board
Our Board has established four standing committees: Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee; and Risk and Compliance Oversight Committee. Our Board has adopted written charters for each of these committees, all of which satisfy applicable Nasdaq listing standards and are available on our website at http://ir.appfolioinc.com. The information included on or accessed through our website does not constitute part of and is not incorporated by reference in this Proxy Statement.
The composition and responsibilities of each of our standing committees are described below.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk and Compliance Oversight Committee

Agnes Bundy Scanlan

Andreas von Blottnitz

Janet Kerr

Olivia Nottebohm

Saori Casey

Winifred Webb

Chairperson of the Board	Financial Expert	Chairperson	Committee Member

Audit Committee
Independence:
Each of the members has been determined to satisfy the independence and financial literacy requirements under applicable SEC rules and regulations and applicable Nasdaq listing standards.
Financial Expertise:
Ms. Webb is an “Audit Committee financial expert” within the meaning of Item 407(d) of Regulation S-K.
Our Audit Committee is responsible for, among other things:
•overseeing the auditing, accounting, and financial reporting processes, and systems of internal controls that are conducted by our independent auditor, our internal audit function, and our financial and senior management;
•monitoring the responsibilities, resourcing, and composition of the internal audit function;
•supervising the Company's policies and procedures for the intake of allegations of fraud or complaints or concerns regarding questionable accounting or auditing matters;
•reviewing earnings press releases and earnings guidance, if any;
•selecting and monitoring the independence and performance of our independent auditor;
•reviewing and discussing with management the status of any pending or threatened legal matters that could have a material adverse effect on the Company’s financial statements;
•overseeing the administration and maintenance of our Code of Business Conduct and Ethics; and
•overseeing public disclosures regarding financial matters and SEC filing requirements.

Meetings in 2025: 6 Members: Winifred Webb (Chair) Andreas von Blottnitz Agnes Bundy Scanlan

17	2026 Proxy Statement

Directors and Corporate Governance

Compensation Committee
Independence:
Each of the members has been determined to be an independent director under applicable SEC rules and regulations and applicable Nasdaq listing standards.
Each of the members is also a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act.
Our Compensation Committee is responsible for, among other things:
•developing and reviewing the compensation of our directors and senior executives, and overseeing our overall compensation philosophy;
•evaluating our Chief Executive Officer's performance in light of the elements applicable to such individual's compensation;
•recommending to our Board for approval each component of compensation paid to our directors and Chief Executive Officer;
•approving each component of compensation paid to our senior executives;
•administering our cash and equity-based compensation plans applicable to all of our directors, senior executives, and employees in accordance with the terms of our Compensation Committee’s charter;
•reviewing and discussing with management the disclosures regarding executive officer and director compensation to be included in our public filings, including our annual proxy statement; and
•administering the Company’s Executive Compensation Recovery Policy.

Meetings in 2025: 4 Members: Andreas von Blottnitz (Chair) Janet Kerr Olivia Nottebohm

Nominating and Corporate Governance Committee
Independence:
Each of the members has been determined to be an independent director under applicable Nasdaq listing standards.
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•assisting our Board in identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
•recommending to the Board directors for each committee of the Board;
•developing and recommending to our Board such corporate governance guidelines and procedures as the committee determines is appropriate from time to time;
•generally overseeing the Company's Environmental, Social and Governance activities;
•developing and recommending to our Board a Chief Executive Officer succession plan;
•overseeing the evaluation of our Board and each committee of our Board; and
•conducting and/or advising on Board education.

Meetings in 2025: 6 Members: Janet Kerr (Chair) Winifred Webb Agnes Bundy Scanlan

18	2026 Proxy Statement

Directors and Corporate Governance

Risk and Compliance Oversight Committee
Independence:
Each of the members has been determined to be an independent director under applicable Nasdaq listing standards.
Our Risk and Compliance Oversight Committee is responsible for, among other things:
•overseeing and assessing the Company's ERM Program, including policies and practices established by management to identify, assess, categorize and manage key current and evolving risks facing the Company, including, without limitation, strategic risk, operational risk, talent management risk, legal and compliance risk, financial risk, and technology and cyber risk (including appropriate cyber insurance);
•monitoring the performance of management with respect to adhering to and effectively operating the ERM Program, including corrective actions taken by management to address risk issues and appropriate resourcing;
•reviewing the means by which the Company identifies and complies with applicable legal and regulatory requirements;
•reviewing management's response to significant compliance related matters;
•helping to set the tone and develop a culture within the Company regarding the importance and value of risk management and legal compliance.

Meetings in 2025: 4 Members: Agnes Bundy Scanlan (Chair) Janet Kerr Olivia Nottebohm
Stockholder Nomination of Directors
Stockholders may submit recommendations for director candidates to our Nominating and Corporate Governance Committee by sending the name and qualifications of the candidate(s) to AppFolio, Inc., 70 Castilian Drive, Santa Barbara, California 93117, Attn: General Counsel, or by email to stockholdervoting@appfolio.com. Our General Counsel will forward all recommendations to our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will review and consider any director candidate(s) recommended by our stockholders based on the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors, management, or any other party. We did not receive any director candidate recommendations from our stockholders in anticipation of the Annual Meeting. See the section titled “Additional Information - Procedures for Submitting Stockholder Proposals” for additional information.
Director Qualifications
Our Nominating and Corporate Governance Committee is responsible for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board. Our Board, taking into account the recommendations of our Nominating and Corporate Governance Committee, selects the nominees for election as directors at the annual meeting of stockholders. Our Nominating and Corporate Governance Committee consults with other members of our Board and management in identifying and evaluating candidates for director. Our Nominating and Corporate Governance Committee and our Board believe candidates for director should have certain minimum qualifications. Consistent with the terms of our corporate governance guidelines, the current minimum selection criteria established by our Nominating and Corporate Governance Committee include, without limitation:
•each director should be committed to enhancing long-term stockholder value and must possess a high level of integrity, personal and professional ethics, and sound business judgment;
•each director should be free of any conflicts of interest that would violate applicable laws or listing standards, conflict with any of our corporate governance policies or procedures, or interfere with the proper performance of his or her duties and responsibilities;
•each director should have the ability and willingness to devote the necessary time and effort to perform the duties and responsibilities of a director;
•each director should demonstrate an understanding that his or her primary responsibility is to serve the best interests of our stockholders, and not his or her personal interest or the interest of a particular group or stockholder; and
•each director should possess experience, skills and attributes that enhance his or her ability to perform duties on our behalf. In assessing these qualities, the Nominating and Corporate Governance Committee may consider all facts and circumstances, including among other things, (i) personal qualities, skills and attributes, (ii) expertise in specific business areas, including without limitation, accounting, marketing, strategy, financial reporting or corporate governance, (iii) professional experience in the technology industry or similar industries and (iv) such other factors as it determines would reasonably be expected to contribute to the overall effectiveness of our Board.

19	2026 Proxy Statement

Directors and Corporate Governance
In identifying and recommending director nominees, our Nominating and Corporate Governance Committee also considers individual characteristics, including, but not limited to, diversity of professional experience, race, ethnicity, gender identity, age, cultural background, and personal background. However, we have not adopted a formal policy regarding the consideration of specific individual characteristics, and instead prefer to rely on the judgment of our committee in identifying and recommending candidates with an appropriate mix of experiences, skills and expertise.
Environmental, Social, and Governance at AppFolio

Environmental Stewardship.
We believe in a culture of environmental stewardship and strive to create environmentally friendly workplaces. We maintain sustainability requirements that all contractors who work in or around our buildings are required to follow. Examples of these requirements include recycling of all demolished or removed materials whenever possible, installation of energy efficient HVAC units, low power LED lighting and fixtures, and native, drought resistant landscaping.

An Inclusive Workplace.
Our commitment to an inclusive workplace starts at the leadership level and cascades to our talented employees. We believe that reflecting the diversity of our customers and communities is essential to driving innovation, performance and long-term success. We foster a culture of belonging through employee-led resource groups, open communication, and regular listening forums where every voice is valued and helps shape our workplace. At the same time, we are committed to empowering all employees to do their best work, grow their careers, and deliver results. By prioritizing performance, transparency and engagement, we create a culture where diverse perspectives fuel better innovation and stronger outcomes.
We believe in compensating our employees fairly and equitably. We engage a third party to review the compensation of our workforce on a periodic basis to help ensure everyone is paid equally for equal work and we strive to address any unexplained gaps.

Employee Development.
We invest significant resources to develop the talent needed to remain at the forefront of innovation and make us an employer of choice. Our learning and development resources are aligned with the needs of our business as well as tailored for individual growth. We conduct in person trainings and make available on-demand programming that cover a wide range of topics from professional development to real estate industry acumen. Our quarterly engagement survey provides a platform for employees to provide anonymous feedback directly to their managers and our executives.

Societal Impact.
We create a culture of impact by striving to be a force for good for our customers, communities, and each other. We encourage employee volunteerism through our employee-led Give Back Committee and company-wide benefit of eight hours of paid volunteer time off annually. Our corporate philanthropy program “AppFolio Gives Back” supports housing affordability, an ongoing challenge in the real estate industry, through a combination of employee fundraising, team volunteering, and a corporate matching gift program.

Health, Safety, and Wellness.
We are committed to providing a safe workplace for our employees and assisting them in maintaining a healthy work-life balance. We regularly solicit feedback to assess the well-being and needs of our employees and offer resources focused on mental health and physical wellness. Our office locations are intentional spaces where we fuel connection, innovation, collaboration, and celebrate successes together. We have also embraced a work model where many of our employees work out of one of our offices several days a week and others work remotely.

20	2026 Proxy Statement

Directors and Corporate Governance

Cybersecurity and Privacy.
Our business involves the collection, storage, processing and transmission of a significant amount of confidential and sensitive information. As a result, we take the confidentiality, integrity, and availability of such information seriously and invest significant time, effort, and resources into protecting such information. Our cybersecurity risk management strategy is designed with the foregoing principles in mind and prioritizes detecting and responding to threats and effective management of security risks.
To implement our cybersecurity strategy, we maintain comprehensive processes and safeguards to secure the data we hold and to assess, identify, and manage material risks from cybersecurity threats, including: encrypting sensitive data, utilizing a robust 24/7/365 security monitoring system; regularly assessing product features for security vulnerabilities; periodically conducting both internal and third-party penetration tests; and providing our customers with multi-factor authentication options to help them effectively protect their information. We also maintain data and cybersecurity protection and control policies to facilitate a secure environment for sensitive information and to ensure the availability of critical data and systems. We have processes in place to assess, identify and manage vendor cybersecurity risks, which include initial and periodic security program reviews and, in cases where personal information is shared, ongoing cybersecurity and privacy obligations that are documented in data processing agreements. Our cybersecurity policies, standards and processes are informed by a variety of industry standards and best practices, including the NIST cybersecurity framework and ISO 27001. We engage independent third parties to audit our adherence to our cybersecurity policies and conduct infrastructure and application security assessments and penetration testing. These third parties help us assess our internal preparedness, adherence to best practices and industry standards, and compliance with applicable laws and regulations as well as help us to identify areas for continued focus and improvement. We conduct annual information security awareness training for employees. We also carry insurance that provides certain limited protection against potential losses arising from a cybersecurity incident.

Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics which applies to our employees, officers and directors. A copy of our Code of Business Conduct and Ethics is posted on our website, ethics.appfolio.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our investor relations website, http://ir.appfolioinc.com.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by directors, officers, employees and the Company. A copy of the Insider Trading Policy is filed as Exhibit 19 to the Annual Report.
Our Insider Trading Policy prohibits certain transactions which we believe create a heightened risk and/or the appearance of inappropriate conduct, including the purchase of financial instruments or other transactions that hedge or offset (or are designed to hedge or offset) a decrease in market value of our securities. Specifically, our Insider Trading Policy prohibits our officers, directors and employees from (i) engaging in short sales, (ii) buying or selling publicly traded-options, including put options, call options and any other derivative securities, (iii) engaging in hedging transactions, including buying or selling puts, calls or any derivative securities that provide the economic equivalent of ownership of our securities or an opportunity to profit from any change in the value of our securities, (iv) engaging in short-term and speculative trading, and (v) subject to limited exceptions, purchasing our securities on margin, holding our securities in a margin account or pledging our securities as collateral for a loan. These prohibitions apply to securities acquired by an officer, director or employee as part of his or her compensation and securities otherwise held by him or her. The prohibitions also apply to the family members of an officer, director or employee (and any other persons) who reside in the officer’s, director’s or employee’s household as well as any family members whose transactions are directed by, or subject to the influence or control of, such officer, director or employee.
Stockholder Communications with our Board
Our stockholders have the ability to communicate with our Board as a whole and with our individual directors through an established process for stockholder communication. For a stockholder communication directed to our Board as a whole, stockholders and other interested parties may send such communication to the attention of our Board at stockholderquestions@appfolio.com or via U.S. Mail or Expedited Delivery Service to AppFolio, Inc., 70 Castilian Drive, Santa Barbara, California 93117, Attn: Board of Directors c/o General Counsel. For a stockholder communication directed to an individual director in his or her capacity as a member of our Board, stockholders and other interested parties may send such communication to the attention of the individual director at stockholderquestions@appfolio.com or via U.S. Mail or Expedited Delivery Service to AppFolio, Inc., 70 Castilian Drive, Santa Barbara, California 93117, Attn: {Name of Individual Director} c/o General Counsel.

21	2026 Proxy Statement

Directors and Corporate Governance
We will review all incoming stockholder communications and forward such communications to the director(s) to whom such communications are addressed. We will generally not forward communications that are unrelated to the duties and responsibilities of our Board, including communications that we determine to be primarily commercial in nature, product or service complaints or inquiries, and materials that are patently offensive or otherwise inappropriate.
Director Compensation Program
Our Board of Directors, upon the recommendation of the Compensation Committee, oversees our non-employee director compensation program. The Compensation Committee reviews director compensation annually against market practices at similarly situated companies to ensure our program remains competitive and capable of attracting and retaining highly qualified directors. The program is designed to align the interests of our directors with those of our stockholders through a combination of cash and equity-based compensation.
Cash Compensation
Under our Director Compensation Program, we pay our non-employee directors who beneficially own less than 5% of the outstanding shares of our Class A Common Stock or Class B Common Stock a cash retainer for their service on our Board and for their service on each committee of which the director is a member. The Chairperson of our Board and the Chairperson of each committee receive a higher retainer for such service.
During 2025, we paid annual retainers to our eligible non-employee directors (who elected not to forego compensation for such service on our Board and for service on each committee) as follows (Chairperson annual retainers are in lieu of, and not in addition to, director annual retainers):

	Director Annual Retainer ($)	Chairperson Annual Retainer ($)

Board of Directors	40,000	50,000
Audit Committee	10,000	50,000
Compensation Committee	10,000	50,000
Nominating and Corporate Governance Committee	10,000	50,000
Risk and Compliance Oversight Committee	10,000	50,000
Equity Compensation
In addition, our eligible non-employee directors who do not elect to forego compensation for their service on our Board receive the following equity awards:
•Initial equity award. Upon first becoming a non-employee director of the Company, each eligible non-employee director receives a one-time restricted stock unit award with a fair market value of $250,000 granted under our 2025 Omnibus Incentive Plan (the "2025 Plan"). The number of units granted is based on the average closing price per share of our Class A Common Stock for the 20 trading days preceding and including the grant date.
•Annual equity award. Each eligible non-employee director receives an annual restricted stock unit award with a fair market value of $150,000 granted under the 2025 Plan, and awarded in connection with the Company's annual meeting of stockholders. The number of units granted is based on the average closing price per share of our Class A Common Stock for the 20 trading days preceding and including the grant date. Directors who join the Board following the annual meeting may receive a prorated equity award based on the portion of the annual service period remaining until the next annual meeting of stockholders.
Each of these director equity awards vest in full on the one-year anniversary of the grant date, subject to the director’s continuous service through the applicable vesting date, and will be settled in shares of Class A Common Stock. All unvested director equity awards granted to eligible directors immediately vest in full upon a change-in-control transaction.
Non-employee directors receiving compensation for their service may elect to defer, or convert to restricted stock units, all or part of their cash retainers, and defer all or part of their equity awards under the terms of the Deferred Compensation Plan for Non-employee Directors.
We reimburse all of our eligible directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings, as well as continuing director education.

22	2026 Proxy Statement

Directors and Corporate Governance
Our employee directors receive no additional compensation for their service as a director and may not serve on any of our Board committees. During 2025 and through the date of this Proxy Statement, Mr. Trigg was our only employee director.
For 2026, we expect our Director Compensation Program to remain unchanged, except that the annual equity award will increase from a grant date fair market value of $150,000 to $200,000.
Director Compensation Table
The following table provides information regarding the total compensation that was paid or granted during 2025 to each of our eligible directors who elected to receive compensation in accordance with our Director Compensation Program:

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total ($)

Timothy Bliss	—	—	—
Andreas von Blottnitz	110,000	149,883	259,883
Robert Donald Casey III(4)	—	381,919	381,919
Saori Casey	—	—	—
Janet Kerr	110,000	149,883	259,883
Olivia Nottebohm	53,049	149,883	202,932
Agnes Bundy Scanlan	103,049	149,883	252,932
Shane Trigg	—	—	—
Winifred Webb	100,000	149,883	249,883
Alex Wolf	—	—	—
(1)Messrs. Bliss and Trigg were not eligible to receive compensation pursuant to our Director Compensation Program, and therefore did not receive any compensation in respect of their service on the Board during 2025. Mr. Wolf elected not to receive compensation for his services on the Board in 2025. Ms. Casey became a director effective as of February 12, 2026.
(2)Amounts shown in this column reflect the total cash retainer earned by each director for Board and committee service during 2025. Ms. Nottebohm was appointed to the Compensation Committee on September 10, 2025, and Ms. Bundy Scanlan was appointed to the Nominating and Corporate Governance Committee on September 10, 2025. Each of Ms. Nottebohm and Ms. Bundy Scanlan received a pro-rated cash retainer for their service on such committees in 2025.
(3)Amounts shown in this column do not necessarily reflect the actual value realized or to be realized by the directors or the amount of stock-based compensation expense reported within our consolidated financial statements. Instead, the amounts shown reflect the total grant date fair market value of each restricted stock unit award granted to the non-employee directors in 2025 , computed in accordance with the provisions of Financial Accounting Standards Board’s Accounting Standard Codification 718 ("FASB ASC Topic 718"). Assumptions used in the calculation of these amounts are included in Note 2 of the notes to our consolidated financial statements included in our 2025 Annual Report. As required by SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Each of these stock awards vests in full on the one-year anniversary of the grant date and is subject to the director's continuous service. All equity grants to our directors during 2025 were made pursuant to the 2025 Plan. As of December 31, 2025, the following non-employee directors each held 672 unvested restricted stock units: Andreas von Blottnitz, Janet Kerr, Olivia Nottebohm, Agnes Bundy Scanlan, and Winifred Webb.
(4)Mr. Casey elected to defer a portion of his 2025 cash compensation into restricted stock units pursuant to the Company’s Nonemployee Director Deferred Compensation Plan. The amount shown includes $19,697 attributable to such deferral, consisting of (i) 45 shares granted on May 1, 2025 with a fair market value of $216.32 per share and (ii) 39 shares granted on August 1, 2025 with a fair market value of $255.44 per share. These shares vested upon Mr. Casey’s departure from the Board on August 7, 2025. In connection with his departure, equity awards with an aggregate value of $362,222 were forfeited, consisting of (i) 1,141 shares from the new director grant (fair market value of $218.94 per share on the April 3, 2025 grant date) and (ii) 504 shares from the prorated annual director grant (fair market value of $223.04 per share on the June 27, 2025 grant date), with such annual grant prorated based on his service from April 3, 2025.

23	2026 Proxy Statement

Report of the Audit Committee
The Audit Committee is a committee of the Board comprised solely of independent directors as required by Nasdaq listing standards and the rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on our website at http://ir.appfolioinc.com. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to our financial reporting process, our management is responsible for (i) establishing and maintaining internal control and (ii) preparing our consolidated financial statements and a report on management's assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm, PwC, is responsible for auditing these financial statements and the effectiveness of our internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements; this is the fundamental responsibility of management.
In the performance of its oversight function, the Audit Committee has:
•Reviewed and discussed the audited financial statements and management's and PwC's evaluation of the effectiveness of our internal control over financial reporting with management and PwC;
•Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•Received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB, including Rule 3526 "Communication with Audit Committees Concerning Independence," regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with PwC its independence.
The Audit Committee discussed the auditors' review of our quarterly financial information with the auditors prior to the release of such information and the filing of our quarterly reports with the SEC. The Audit Committee also met and held discussions with management and PwC with respect to our audited year-end financial statements. Based on the Audit Committee’s review and discussions with management and PwC, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2025 Annual Report.
Respectfully submitted by the members of the Audit Committee of the Board:
Winifred Webb (Chairperson)
Andreas von Blottnitz
Agnes Bundy Scanlan

24	2026 Proxy Statement

Executive Officers
Our executive officers as of April 28, 2026 are Mr. Shane Trigg, President, Chief Executive Officer and Director, Mr. Tim Eaton, Chief Financial Officer, Ms. Elizabeth Barat, Chief People Officer, and Mr. Evan Pickering, Senior Vice President, General Counsel and Corporate Secretary.
See the section titled “Proposal One: Election of Directors - Director Nominees and Continuing Directors” for biographical information regarding Mr. Trigg.
Executive Officer Biographies

Tim Eaton has served as AppFolio's Chief Financial Officer since July 2025. He previously served as our Interim Chief Financial Officer from October 2024 to July 2025 and Chief of Staff to the CEO and in various other leadership roles within AppFolio from July 2020 to October 2024. Prior to joining the Company in 2020, he served in a variety of financial, strategic, and operational positions at Visa, Google, and Goldman Sachs. Mr. Eaton holds an M.B.A. in finance and entrepreneurship from the Wharton School at the University of Pennsylvania, a B.S. in Business Management from Brigham Young University, and is a chartered financial analyst.

Tim Eaton

Age: 38 Position: Chief Financial Officer

Evan Pickering has served as AppFolio's Senior Vice President, General Counsel and Corporate Secretary since February 2025. He previously served as AppFolio's Vice President, Associate General Counsel and Assistant Corporate Secretary from January 2020 to January 2025. Prior to joining AppFolio in 2018, Mr. Pickering was engaged in the private practice of law and served as co-chair of the Business Law Section of the California State Bar from 2016 to 2017. Mr. Pickering holds a J.D. from the University of Michigan Law School and earned his undergraduate degree from Michigan State University.

Evan Pickering

Age: 45 Position: SVP, General Counsel and Corporate Secretary

25	2026 Proxy Statement

Executive Officers

Elizabeth Barat has served as AppFolio's Chief People Officer since April 2023. She previously served as AppFolio's Senior Vice President of People from January 2022 to March 2023 and in various other leadership roles on the People team from 2016 to December 2021. Earlier in her career, Ms. Barat held roles in organizational effectiveness, people development, and general HR management at Sonos and Target Corporation. She received her B.A. in Psychology from San Francisco State University.

Elizabeth Barat

Age: 50 Position: Chief People Officer

26	2026 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation philosophy, objectives, programs, and processes that make up our named executive officer compensation program (our "Executive Compensation Program"), and is intended to provide context for the considerations underlying the compensation paid to our named executive officers. This Compensation Discussion and Analysis should be read together with the Summary Compensation Table and related compensation tables, notes, and narrative discussion set forth below.
Named Executive Officers
Our named executive officers ("NEOs") for 2025 are as follows:

Name	Position

Shane Trigg	President, Chief Executive Officer, and Director (Principal Executive Officer)
Tim Eaton(1)	Chief Financial Officer (Principal Financial Officer)
Elizabeth Barat	Chief People Officer
Evan Pickering	Senior Vice President, General Counsel and Corporate Secretary
Matt Mazza(2)	Former Chief Trust Officer
(1)Mr. Eaton was appointed as our interim Chief Financial Officer effective October 25, 2024, and was subsequently appointed as our permanent Chief Financial Officer effective July 30, 2025.
(2)Mr. Mazza ceased serving as our Chief Trust Officer effective October 27, 2025 and departed the Company on November 14, 2025.
Compensation Philosophy
Our Executive Compensation Program is designed to align executive incentives with the successful execution of our strategy and long-term interests of our stockholders, while attracting, motivating, and retaining highly qualified executives. A significant portion of executive compensation is performance-based and delivered through variable and equity-based awards tied to company performance and long-term value creation. We believe this structure reinforces accountability and aligns our leadership team with the outcomes that matter most to our stockholders.
The Compensation Committee reviews our Executive Compensation Program annually and makes adjustments as appropriate to reflect evolving business priorities and market practices. This may include refining performance metrics as needed to drive strategic growth and long-term value creation.

27	2026 Proxy Statement

Executive Compensation
Guiding Principles of our Executive Compensation Program
When evaluating our Executive Compensation Program each year, our Compensation Committee and Board are guided by the following principles and objectives:

Cultivate a High-Performing Leadership Team.
Engage, inspire, and retain high-performing executives with the expertise, drive, and dedication needed to achieve our strategic objectives and generate long-term value. We accomplish this by offering competitive compensation aligned with industry peers of similar size and growth stage.

Align Executive and Stockholder Interests.
Align the connection between executive decision-making and stockholder value by:
•Linking compensation to the achievement of strategic objectives that drive sustainable growth.
•Delivering a meaningful portion of compensation in equity, fostering long-term alignment with stockholder interests.

Drive Performance Through At-Risk Compensation.
Structure executive compensation to prioritize and drive performance by:
•Ensuring a meaningful portion of compensation is at-risk rather than fixed pay.
•Directly tying incentives to both short-term and long-term strategic objectives, reinforcing accountability and value creation.
•Ensuring total compensation is appropriate for each executive's role, responsibilities, and ability to impact company success.

Roles of our Board of Directors and our Compensation Committee
All of the members of our Board, other than Mr. Trigg, are independent directors under applicable SEC rules and regulations and Nasdaq listing standards. Our Board provides significant input and maintains ultimate oversight of our Executive Compensation Program, including approving the compensation, benefits, and other compensatory arrangements of our Chief Executive Officer.
Our Compensation Committee is comprised solely of independent directors under applicable SEC rules and regulations and Nasdaq listing standards. The Compensation Committee assists the Board in overseeing our Executive Compensation Program, including the development and review of our compensation philosophy and the administration of our cash and equity compensation plans. In particular, the Compensation Committee is responsible for, among other things:
•Reviewing, and recommending to our Board for approval, the compensation and benefits paid to, and any other compensatory arrangements entered into with, our Chief Executive Officer and directors.
•Reviewing and approving the compensation and benefits paid to, and any other compensatory arrangements entered into with, our other senior executives.
•Administering our cash and equity compensation plans.
Process for Determining Executive Compensation
The Compensation Committee reviews our Executive Compensation program on an annual basis. In determining executive compensation, the Compensation Committee reviews relevant market data, evaluates Company and individual performance, and considers input from management. The Compensation Committee approves compensation for our senior executives other than the Chief Executive Officer. With respect to the Chief Executive Officer, the Compensation Committee evaluates performance and makes recommendations to the independent members of the Board, who determine and approve the Chief Executive Officer’s compensation.
2025 Advisory Vote on Executive Compensation
We have a consistent history of stockholder support for our Executive Compensation Program. Over the last five years, our annual “say-on-pay” vote has received an average of approximately 97.9% support from our stockholders.
At our 2025 annual meeting of stockholders, our stockholders approved the compensation of our NEOs, with approximately 99.6% of the votes cast in favor of our “say-on-pay” resolution. The Compensation Committee views our 2025 (as well as our historical) “say-on-pay” results as an affirmation of our executive pay practices. The Compensation Committee considered the results of the 2025 “say-on-pay” vote as part of its 2026 review of our Executive Compensation Program and, based on the level of stockholder support, did not make any changes to our 2026 Executive Compensation Program as a result of the 2025 vote.

28	2026 Proxy Statement

Executive Compensation
Elements of our Executive Compensation Program
The principal elements of our Executive Compensation Program include:
•Base Salary
•Annual Cash Performance Bonus
•Long-Term Equity Compensation
•Employee Benefits
The Compensation Committee believes that a mix of cash and equity-based compensation, along with both short-and long-term incentives, is essential to striking an appropriate balance between driving achievement of short- and long-term strategic and financial objectives, aligning executive and stockholder interests, strengthening accountability, promoting responsible risk management, and managing stockholder dilution. The Committee takes a comprehensive, principles-based approach to determining the appropriate mix based on the then-current facts and circumstances.
Base Salary
Base salary represents the fixed component of our Executive Compensation Program, providing stable and predictable income that allows our executives to focus on delivering the most critical strategic objectives without undue pressure to take excessive risks or focus excessively on short-term stock performance.
The Compensation Committee and the Board review base salaries annually. When determining base salaries, they consider several factors, including:
•Striking the right balance between fixed and at-risk pay to effectively manage compensation-related risk.
•Each executive’s contributions to the achievement of strategic objectives and overall company performance.
•Each executive's role, scope, individual performance, business experience, total compensation opportunity, and equity ownership.
The following table outlines the 2025 and, for comparison purposes, 2024 base salaries of our NEOs:

Name	2025 Base Salary ($)	2024 Base Salary ($)	Percentage Adjustment 2025 v. 2024 (%)

Shane Trigg(1)	550,000	550,000	—
Tim Eaton(2)	400,000	290,000	38
Elizabeth Barat	405,000	385,000	5
Evan Pickering	350,002	322,400	9
Matt Mazza (3)	420,000	400,000	5
(1)The Compensation Committee and the Board determined not to increase Mr. Trigg's base salary in 2025.
(2)In March 2025, while serving as Interim Chief Financial Officer, Mr. Eaton received a 5% merit increase as part of the Compensation Committee’s annual performance review process. Effective July 30th, 2025, in connection with his permanent appointment as Chief Financial Officer, the Committee approved an additional 31% base salary increase. This additional increase was intended to appropriately position Mr. Eaton’s compensation to reflect the full scope of responsibilities associated with the permanent role.
(3)Mr. Mazza ceased serving as the Chief Trust Officer, effective October 27, 2025, and departed the Company on November 14, 2025. The base salary amount set forth in the table above reflects his annual base salary rate for fiscal 2025.
Annual Cash Performance Bonus
We provide each NEO with an annual at-risk cash bonus opportunity based on the Company's achievement of pre-established performance metrics pursuant to our annual Corporate Bonus Plan. The Compensation Committee and the Board select the annual performance metrics to align the interests of our executives with those of our stockholders by tying the bonus payout to Company performance against key metrics related to our strategic objectives.

29	2026 Proxy Statement

Executive Compensation
The Compensation Committee and the Board believe that the annual cash performance bonus reinforces a pay-for-performance culture by directly linking compensation outcomes to measurable results and ensuring that incentives reflect Company success. In designing the annual cash performance bonus for recommendation to the Board for approval, the Committee considers, among other things, the following:
•Company performance objectives based on Board-approved annual targets, aligned with our long-term strategic objectives focused on sustainable growth.
•The use of threshold, target, and maximum bonus payout levels to strike the right balance between compensation incentives and risk tolerance.
With respect to fiscal year 2025, the Compensation Committee or Board, as appropriate, established target cash bonus amounts for each NEO, as set forth in the table below.

Name	2025 Target Cash Bonus Amount ($)

Shane Trigg	550,000
Tim Eaton	240,000
Elizabeth Barat	243,000
Evan Pickering	175,001
Matt Mazza(1)	252,000
(1)Mr. Mazza received a prorated portion of his annual cash performance bonus in 2025 in the amount of $219,462 pursuant to the terms of the Separation Agreement he entered into with the Company. Please see the section below entitled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.
The Committee and the Board determined such targets based on a number of items, including the executive’s responsibilities and base salary, our projected financial performance, and a review of compensation data in our industry.
2025 Performance Metrics and Payout Curve
The annual cash performance bonuses earned under the Corporate Bonus Plan are based entirely on the Company's performance relative to pre-established performance metrics for a one-year performance period ending on December 31, 2025. In 2025, the Compensation Committee and the Board selected the following performance metrics (the "2025 Performance Metrics"):
•Residential property manager units added to our platform in 2025 via a new contract or contract addendum, net of cancellations (weighted 40%) ("Booked Residential Units");
•2025 annual GAAP consolidated revenue (weighted 30%) ("Revenue"); and
•Adjusted GAAP operating margin, defined as GAAP operating margin excluding certain non-cash or non-recurring items (weighted 30%) ("Adjusted GAAP Operating Margin").
The Compensation Committee and the Board selected these performance metrics to drive sustained revenue growth and business expansion, while maintaining a strong emphasis on cost discipline and core operational performance. The performance targets were designed to be rigorous, with target levels aligned to our 2025 internal operating plan and maximum levels representing meaningful stretch that requires extraordinary execution.
For 2025, the Committee increased the maximum payout opportunity for the Booked Residential Units metric to 250% to heavily incentivize growth in platform adoption and market penetration. Booked Residential Units reflects the volume of new business added to the platform and aligns with the Company's focus on increasing the number of customers and properties operating on its cloud-based platform. Growth in Booked Residential Units expands the base of customers and properties and drives increased usage in our subscription services and value added services, which generate subscription and usage-based revenue. This change reflects the importance of new business volume as an indicator of growth and potential future business opportunities, as well as a key driver of revenue growth over time.
In contrast, maximum payouts for Revenue and Adjusted GAAP Operating Margin remain capped at 125% and 110%, respectively, reinforcing a balanced incentive structure that rewards growth while maintaining discipline in revenue realization and operating performance.
The Compensation Committee and the Board established the threshold, target, and maximum performance levels for the 2025 Performance Metrics set forth in the following table (which also sets forth our actual performance with respect to each performance metric as certified by the Committee and the Board based on our actual performance).

30	2026 Proxy Statement

Executive Compensation

	Threshold		Target		Maximum
Name	Attainment	Payout	Attainment	Payout	Attainment	Payout	Actual Performance

Booked Residential Units	85%	50%	100%	100%	125%	250%	217%
Revenue	97%	75%	100%	100%	103%	125%	100%
Adjusted GAAP Operating Margin	85%	50%	100%	100%	105%	110%	105%
Blended Payout							148%
2025 Corporate Bonus Plan Payouts
The actual payments made to each NEO pursuant to the 2025 Corporate Bonus Plan, all of which were approved by the Compensation Committee or Board, as appropriate, are set forth below and reflect a blended achievement of 148%.

Name	2025 Corporate Bonus Plan Actual Payout Amount ($)

Shane Trigg	814,000
Tim Eaton	355,200
Elizabeth Barat	359,640
Evan Pickering	259,002
Matt Mazza(1)	219,462
(1)Mr. Mazza received a prorated portion of the 2025 Corporate Bonus Plan payout in the amount of $219,462 pursuant to the terms of the Separation Agreement he entered into with the Company. Please see the section below entitled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.
One-Time Bonus Payment - Tim Eaton
In July 2025, the Compensation Committee approved a one-time cash bonus equal to $71,250 for Mr. Eaton. The Committee awarded this one-time bonus in recognition of Mr. Eaton's service and leadership, as well as the expanded duties that he assumed while serving as our Interim Chief Financial Officer from October 25, 2024 through his appointment as our Chief Financial Officer on July 30, 2025.
Long-Term Equity Compensation
At the 2024 annual meeting of stockholders, our stockholders approved the 2025 Plan, which upon effectiveness, replaced our previous equity compensation plan, the 2015 Stock Incentive Plan (the “2015 Plan”), for purposes of granting future equity awards. The 2025 Plan authorizes the grant of various equity-based awards, including time-based restricted stock units (“RSUs”) and performance-based stock units (“PSUs”), which may be settled in shares of our Class A Common Stock or cash. We believe that the issuance of RSUs and PSUs effectively aligns the interests of our executives with those of our stockholders by incentivizing the creation of long-term, sustainable Company value. In addition, because RSUs and PSUs hold value for recipients even in the absence of stock price appreciation, we believe that they help us with retention and motivation during periods of market volatility. This approach also allows us to grant fewer shares of our Class A Common Stock compared to stock options with an equivalent grant date fair value, which contributes to maximizing the efficiency of our equity compensation program and minimizing stockholder dilution. For these reasons, our Compensation Committee has elected to utilize RSUs and PSUs for our equity compensation program.
When establishing the equity compensation program for 2025, the Compensation Committee selected a 60/40 mix between PSUs and RSUs to balance the Company's focus on performance and executive retention. The 60% weighting of PSUs reflects the Company's commitment to a pay-for-performance philosophy by ensuring that a significant portion of equity compensation is directly tied to the achievement of key financial and strategic objectives. This design aligns executive compensation with stockholder interests and company performance. The remaining 40% allocated to RSUs serves as a retention tool, promoting leadership stability and encouraging sustained long-term value creation for stockholders.

31	2026 Proxy Statement

Executive Compensation
One-Time Promotion Equity Award - Tim Eaton
In connection with Mr. Eaton's appointment as our Chief Financial Officer on July 30, 2025, the Compensation Committee approved a one-time equity award consisting of RSUs and PSUs pursuant to the 2025 Plan. The Committee determined that this award appropriately reflects the expanded scope and responsibilities of the Chief Financial Officer role and aligns Mr. Eaton's long-term incentives with the Company performance and stockholder value creation. The grant is reflected in the equity award tables below.
The following table summarizes the aggregate fair market value of the RSUs and PSUs granted to the NEOs in 2025, along with the aggregate number of shares underlying such awards.

Name	Value ($)(1)	Shares Underlying Award (#)(1)

Shane Trigg	4,000,307	15,902
Tim Eaton(2)	3,350,250	13,933
Elizabeth Barat	2,000,405	7,952
Evan Pickering	750,152	2,982
Matt Mazza(3)	1,800,415	7,157
(1)The value and number of shares shown assumes achievement at 100% of the target performance level for each performance metric applicable to the PSU awards.
(2)The amounts shown include one-time RSU and PSU awards of our Class A Common Stock granted to Mr. Eaton on July 30, 2025 in connection with his promotion to our Chief Financial Officer pursuant to the 2025 Plan.
(3)In accordance with the Separation Agreement he entered into with the Company, all unvested equity held by Mr. Mazza was forfeited. Please see the section below entitled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.
Time-Based Restricted Stock Unit Grants
Our Compensation Committee approved the following RSU grants for the NEOs with respect to the 2025 fiscal year:

Name	Value ($)	Shares Underlying Award (#)

Shane Trigg	1,600,173	6,361
Tim Eaton(1)	2,100,155	8,923
Elizabeth Barat	800,212	3,181
Evan Pickering	300,111	1,193
Matt Mazza(2)	720,216	2,863
(1)The amount shown for Mr. Eaton represents RSU awards of our Class A Common Stock granted on March 5, 2025 as part of the Company’s regular annual grant cycle, as well as a one-time restricted stock unit award granted on July 30, 2025 in connection with his appointment to Chief Financial Officer pursuant to the 2025 Plan.
(2)In accordance with the Separation Agreement he entered into with the Company, all unvested equity held by Mr. Mazza as of his departure date was forfeited. Please see the section below entitled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.
The foregoing RSUs vest quarterly over four years in equal installments, subject to continued employment through the applicable vesting date and will be settled in shares of our Class A Common Stock.

32	2026 Proxy Statement

Executive Compensation
Performance-Based Restricted Stock Unit Grants
PSU Awards
Our Compensation Committee approved the following PSU grants for the NEOs ("the 2025 PSU Awards") with respect to the 2025 fiscal year:

Name	Value at Target(1) ($)	Shares Underlying Award at Target(1) (#)

Shane Trigg	2,400,134	9,541
Tim Eaton(2)	1,250,095	5,010
Elizabeth Barat	1,200,193	4,771
Evan Pickering	450,041	1,789
Matt Mazza(3)	1,080,199	4,294
(1)The value and number of shares shown assumes achievement at 100% of the target performance level for each applicable performance achievement.
(2)The amount shown for Mr. Eaton includes a one-time performance-based restricted stock unit award of our Class A Common Stock granted on July 30, 2025 in connection to his appointment to Chief Financial Officer pursuant to the 2025 Plan.
(3)In accordance with the Separation Agreement he entered into with the Company, all unvested equity held by Mr. Mazza as of his departure date was forfeited. Please see the section below entitled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.
The 2025 PSU Awards performance-vest based on the Company's achievement of pre-established performance metrics, measured over a one-year performance period ending on December 31, 2025, and are settled in shares of our Class A Common Stock. One-third of the 2025 PSU Awards that performance-vest based on our performance in 2025 are fully vested upon certification of our achievement of the performance metrics by the Compensation Committee, and the remaining two-thirds vest in equal quarterly installments over the following two years, subject to the NEO’s continued employment through the applicable vesting date. See “2025 PSU Award Payouts” below for more information regarding vesting of the 2025 PSU Awards based on our 2025 performance.
The 2025 PSU Awards were tied to performance metrics that reflect the Company's key drivers of growth and operating performance, with weightings and threshold, target, and maximum performance levels as described in the section titled "2025 Performance Metrics and Payout Curves".
The threshold, target, and maximum performance levels for these metrics are set forth in the following table, which also presents actual performance for each metric as certified by the Committee.

	Threshold		Target		Maximum
Name	Attainment	Payout	Attainment	Payout	Attainment	Payout	Actual Performance

Booked Residential Units	85%	50%	100%	100%	125%	250%	217%
Revenue	97%	75%	100%	100%	103%	125%	100%
Adjusted GAAP Operating Margin	85%	50%	100%	100%	105%	110%	105%
Blended Payout							148%
2025 PSU Award Payouts
The table below sets forth the actual aggregate number of shares of our Class A Common Stock issued, or to be issued in settlement of the 2025 PSU Awards based on the Company’s performance. These amounts reflect a blended achievement of 148%. One-third of the aggregate number of shares shown below fully vested upon certification of our achievement of the performance metrics by the Compensation Committee on February 10, 2026, and the remaining two-thirds will fully vest in equal quarterly installments over the following two years, subject to the NEO’s continued employment through the applicable vesting date.

33	2026 Proxy Statement

Executive Compensation

Name	Actual Number of Shares Issued or to be Issued under 2025 PSU Award

Shane Trigg	14,121
Tim Eaton	7,415
Elizabeth Barat	7,062
Evan Pickering	2,648
Matt Mazza(1)	—
(1)In accordance with the Separation Agreement he entered into with the Company, all unvested equity held by Mr. Mazza was forfeited. Please see the section below entitled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.
Employee Benefits
Our NEOs are eligible to receive the same employee benefits that are generally available to all of our full-time employees. These benefits include medical, dental and vision insurance; life and disability insurance; and assistance with certain fertility services. In structuring these plans, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
In addition, our NEOs participate in a supplemental executive health insurance plan for which the Company pays the applicable premiums. This plan provides reimbursement for certain medical expenses not otherwise covered under the Company's standard insurance plans.
We also maintain a tax-qualified 401(k) retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. In 2025, we matched 50% of the first 8% of eligible compensation contributed by the employee. Such matching contributions are immediately and fully vested.
Other Compensation-Related Topics
Stock Options and Stock Appreciation Rights
We do not currently grant stock options, stock appreciation rights or similar option-like instruments. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing.
Employment Agreements and Similar Arrangements
We have entered into employment agreements with each of our executive officers, other than Mr. Pickering. The Employment Agreements were established to provide a consistent framework for compensation and governance among our leadership team. On November 19, 2025, we entered into a Separation Agreement with Mr. Mazza. Please see the sections below entitled “Narrative Disclosure to Summary Compensation Table" and "Grants of Plan-Based Awards Table" and “Potential Payments Upon Termination or Change in Control” for further details regarding such agreements.
Executive Safety and Security
In 2025, the Compensation Committee engaged a third-party security consultant to conduct a security risk assessment with respect to our executives. The assessment identified specific risks to our executives arising directly from their roles and visibility as representatives of the Company. As a result, the Compensation Committee has implemented an executive security program that provides certain security-related measures for our executives that are intended to ensure the safety of our leadership and business continuity.
The Compensation Committee believes that these measures serve an important business purpose and are reasonable and necessary for the benefit of the Company and our stockholders. Accordingly, we do not consider these measures to be a personal benefit or perquisite for our executives. However, in accordance with SEC rules, we have included the incremental costs of these measures in the "All Other Compensation" column of the Summary Compensation Table of this Proxy Statement.

34	2026 Proxy Statement

Executive Compensation
Role of Executive Officers in Executive Compensation Discussions
The Compensation Committee may from time to time solicit the input of our Chief Executive Officer regarding compensation for our other executive officers, particularly with respect to salary, cash bonus opportunities and equity awards. The Committee seeks this input because of the Chief Executive Officer’s close working relationship with the other executive officers and to ensure that compensation decisions are aligned with our strategic objectives. While our Chief Executive Officer may participate in some deliberations regarding compensation for our other executive officers, he does not participate in, and is not present at, any deliberations or vote regarding his own compensation. The Committee considers the information provided by our Chief Executive Officer in making executive officer compensation decisions and recommendations to our Board, but the Committee and the Board, as appropriate, retain exclusive authority to make all executive compensation decisions.
Compensation Risk Considerations
In assessing our overall compensation philosophy, objectives, and programs, including the elements, mix, and amounts of our executive compensation programs, our Compensation Committee reviews whether and how our programs may encourage risk-taking by employees (including our NEOs), taking into account a number of factors, including the following:

Our compensation programs are designed to enhance stockholder value through the use of performance metrics aligned with our short and long-term strategic objectives.

We focus on limiting equity dilution through judicious use of equity compensation. While we continue to grant equity to senior management, we focus on limiting dilution by balancing equity compensation with other incentives provided under our corporate bonus plan and employee benefit plans.

Our executive compensation programs consist of both fixed and at-risk pay, and the Compensation Committee reviews this mix regularly.

We regularly review data regarding the executive compensation programs of other companies in our industry of a similar size and stage, as well as larger companies headquartered in California, to ensure general alignment with our executive compensation programs and market competitiveness. While we have not engaged a compensation consultant for the foregoing purpose, we review and consider data from compensation surveys in order to gain a broader perspective on overall market trends. However, we have not formally set a peer group, and thus do not formally benchmark executive compensation against a peer group for purposes of setting any specific element of compensation or total compensation.

Our insider trading policy prohibits our NEOs, directors, and employees from hedging their economic interest in our securities, and from pledging our securities. See the section entitled “Directors and Corporate Governance—Insider Trading Policy” above for more information regarding our Insider Trading Policy.

Our change in control arrangements are designed to attract and retain executives while ensuring that benefits remain appropriate and aligned with our fiduciary responsibility to stockholders. These arrangements allow executives to remain focused on driving the work that matters most, without being distracted by personal financial concerns in the event of a change in control.

Based on this review, our Compensation Committee has concluded that our compensation policies and practices for our employees (including our NEOs) do not create risks that are reasonably likely to have a material adverse effect on us.

Compensation Recovery Policy
On July 26, 2023, the Board adopted the AppFolio, Inc. Executive Compensation Recovery Policy (the “Executive Compensation Recovery Policy”), which is designed to comply with Section 10D of the Exchange Act and Nasdaq Listing Rule 5608. The Executive Compensation Recovery Policy is administered by our Compensation Committee, and applies to the Company’s current and former executive officers, as determined by the Committee in accordance with the definition of “officer” in Rule 16a-1 of the Exchange Act, and such other senior executives that may be deemed subject to the policy by the Committee.
In the event that the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement under applicable securities laws, the Executive Compensation Recovery Policy requires the Company to clawback any erroneously awarded incentive-based compensation “received” (as defined in Section 10D of the Exchange Act) by a covered executive during the three completed fiscal years that precede the date the Company is required to prepare such accounting restatement.

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Executive Compensation
Incentive-based compensation under the Executive Compensation Recovery Policy means compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount to be recovered pursuant to the Executive Compensation Recovery Policy will be the amount of incentive-based compensation “received” by a covered executive that exceeds the amount of incentive-based compensation that otherwise would have been received by such covered executive had it been determined based on the restated amounts, and is computed without regard to any taxes paid. The Executive Compensation Recovery Policy will only apply to incentive-based compensation “received” on or after the effective date of Nasdaq Listing Rule 5608.
A copy of the Executive Compensation Recovery Policy is included as an exhibit to our 2025 Annual Report.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the section entitled "Compensation Discussion and Analysis." Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated into our Annual Report.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Andreas von Blottnitz (Chairperson)
Janet Kerr
Olivia Nottebohm

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Executive Compensation
Summary Compensation Table
The following table sets forth summary compensation information for our NEOs for the years ended December 31, 2025, 2024, and 2023:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Shane Trigg President and Chief Executive Officer	2025	550,000	—	4,000,307	—	814,000	74,597	5,438,904
	2024	545,765	780,000	3,000,240	—	671,291	21,669	5,018,965
	2023	511,223	—	8,500,125	8,067,600	656,175	11,754	17,746,877
Tim Eaton(6) Chief Financial Officer	2025	339,450	71,250	3,350,251	—	355,200	21,319	4,137,470
	2024	286,239	—	500,143	—	135,642	43,677	965,701
Elizabeth Barat(7) Chief People Officer	2025	401,800	—	2,000,405	—	359,640	36,732	2,798,577
Evan Pickering(7) Senior Vice President, General Counsel and Corporate Secretary	2025	345,586	—	750,152	—	259,002	26,810	1,381,550
Matt Mazza(8) Former Chief Trust Officer	2025	361,479	—	1,800,415	—	—	564,754	2,726,648
	2024	397,459	—	1,600,101	—	293,325	11,068	2,301,953
	2023	383,269	—	1,500,097	—	318,575	19,875	2,221,816
(1)The amounts shown in this column for 2025 represent a one-time cash bonus paid to Mr. Eaton in recognition of his service as our Interim Chief Financial Officer from October 25, 2024 until July 30, 2025.
(2)The amounts shown in this column do not necessarily reflect the actual value received or to be received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of the RSU and PSU awards granted to the applicable NEO, computed in accordance with FASB Topic 718. With respect to the PSU awards, amounts are based on the probable outcome of the applicable performance conditions, which is target level performance, calculated in accordance with FASB ASC Topic 718. Assuming maximum performance with respect to the 2025 PSU Awards granted to our NEOs in fiscal year 2025, the aggregate grant date fair value is $4,104,229, $2,137,663, $2,052,330, $769,570, and $1,847,140 for Mr. Trigg, Mr Eaton, Ms Barat, Mr. Pickering, and Mr. Mazza, respectively. In connection with Mr. Mazza's separation from the Company, all unvested equity held by Mr. Mazza as of his departure date was forfeited. As a result, no shares were issued, nor will any shares be issued, to Mr. Mazza in connection with the PSU Awards granted in fiscal year 2025. As required by SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 of the notes to our consolidated financial statements included in our 2025 Annual Report. See “Compensation Discussion and Analysis–Long Term Equity Incentive Plan” for more information concerning the RSU awards and 2025 PSU awards granted in fiscal year 2025.
(3)The amounts shown in this column do not necessarily reflect the actual value received or to be received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of the options granted to the applicable NEO, computed in accordance with FASB ASC Topic 718. As required by SEC rules and regulations, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Assumptions used in the calculation of these amounts are included in Note 2 of the notes to our consolidated financial statements included in our 2025 Annual Report.
(4)The amounts shown in this column reflect the amounts earned by our NEOs under our Corporate Bonus Plan. See “Compensation Discussion and Analysis–Corporate Bonus Plan” for more information concerning the annual cash performance bonuses earned by the NEOs in fiscal year 2025.
(5)The amounts shown in this column are detailed in the table below. The 'Insurance Premiums' column reflects premiums paid by the Company for a supplemental executive health insurance plan for qualified medical expenses under Section 213(d) of the Internal Revenue Code of 1986, as amended. For Mr Mazza, the 'Other Compensation and Benefits' column reflects severance payments and the cost of nine months of COBRA coverage, as further described in "Potential Payments upon Termination or Change in Control."
The Executive Security column includes the incremental costs of security-related services provided to certain of our named executive officers pursuant to the Company's executive security program. While we consider these services to be necessary business expenses for the benefit of the Company and not a personal benefit or perquisite, we have included the costs below in accordance with SEC requirements.

Name	Insurance Premiums ($)	401(k) Match ($)	Executive Security ($)	Other Compensation and Benefits ($)	Total Other Benefits ($)

Shane Trigg	10,944	11,000	52,653	—	74,597
Tim Eaton	7,169	11,750	2,400	—	21,319
Elizabeth Barat	16,804	11,528	8,400	—	36,732
Evan Pickering	12,660	11,750	2,400	—	26,810
Matt Mazza	15,423	12,469	2,400	534,462	564,754

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(6)Mr. Eaton served as our Interim Chief Financial Officer from October 25, 2024 until his appointment as our permanent Chief Financial Officer on July 30, 2025. See “Compensation Discussion and Analysis–Long Term Equity Incentive Plan” and the “Grants of Plan-Based Awards” table for more information concerning the amounts reported in the 'Stock Awards' column, including the equity awards granted in connection with his promotion to Chief Financial Officer.
(7)Ms. Barat was appointed an executive officer on January 29, 2025, and Mr. Pickering was appointed an executive officer on October 29, 2025.
(8)Mr. Mazza departed the Company on November 14, 2025. See footnote (5) to this table and "Potential Payments Upon Termination or Change in Control" for more information concerning the benefits received by Mr. Mazza in connection with his separation from the Company.
Grants of Plan-Based Awards
The following table presents, for each of our NEOs, information concerning grants of plan-based awards made during fiscal year 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Shane Trigg	—	319,000	550,000	940,500	—	—	—	—	—
	1/29/2025	—	—	—	—	—	—	6,361	1,600,173
	1/29/2025	—	—	—	5,534	9,541	16,316	—	2,400,134
Tim Eaton(5)	—	139,200	240,000	410,400	—	—	—	—	—
	3/5/2025	—	—	—	—	—	—	3,913	850,060
	7/30/2025	—	—	—	—	—	—	5,010	1,250,095
	7/30/2025	—	—	—	2,906	5,010	8,568	—	1,250,095
Elizabeth Barat	—	140,940	243,000	415,530	—	—	—	—	—
	1/28/2025	—	—	—	—	—	—	3,181	800,212
	1/29/2025	—	—	—	2,767	4,771	8,159	—	1,200,193
Evan Pickering	—	101,501	175,001	299,252	—	—	—	—	—
	1/28/2025	—	—	—	—	—	—	1,193	300,111
	1/29/2025	—	—	—	1,038	1,789	3,060	—	450,041
Matt Mazza(6)	—	146,160	252,000	430,920	—	—	—	—	—
	1/28/2025	—	—	—	—	—	—	2,863	720,216
	1/29/2025	—	—	—	2,491	4,294	7,343	—	1,080,199
(1)The amounts shown in this column reflect the annual cash performance bonus amounts that each NEO was eligible to receive with respect to the 2025 fiscal year under our 2025 Corporate Bonus Plan. The actual amounts paid to our NEOs under our 2025 Corporate Bonus Plan are set forth in the Summary Compensation Table above. For more information concerning the 2025 Corporate Bonus Plan, including the calculation of the actual amounts paid, see "Compensation Discussion and Analysis - Corporate Bonus Plan."
(2)The amounts shown in this column reflect the 2025 PSU Awards granted to our NEOs under the 2025 Plan in fiscal year 2025. See “Compensation Discussion and Analysis–Long Term Equity Incentive Plan” for more information concerning the 2025 PSU Awards.
(3)The amounts shown in this column reflect RSU awards granted to our NEOs under the 2025 Plan in fiscal year 2025. See “Compensation Discussion and Analysis–Long Term Equity Incentive Plan” for more information concerning the RSU awards granted to our NEOs in fiscal year 2025.
(4)The amounts shown in this column reflect the grant date fair value of stock awards (at the target level in the case of the 2025 PSU Awards) granted to our NEOs in fiscal year 2025, as computed in accordance with FASB ASC Topic 718.
(5)The award granted on March 5, 2025 represents a RSU award granted as part of the Company's annual equity award cycle for all eligible employees. The awards granted on July 30, 2025 represent an RSU award and PSU award granted in connection with Mr. Eaton's promotion to Chief Financial Officer to align his total target equity opportunity with his increased responsibilities in the new role.
(6)Pursuant to his Separation Agreement, Mr. Mazza received a prorated portion of the annual cash bonus opportunity that he was eligible to receive under our 2025 Corporate Bonus Plan in the amount of $219,462. In connection with Mr. Mazza's separation from the Company, all unvested equity held by Mr. Mazza as of his departure date was forfeited. See "Potential Payments Upon Termination or Change in Control" for more information concerning the benefits received by Mr. Mazza in connection with his separation from the Company.

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Executive Compensation
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
We have entered into employment agreements with each of our NEOs, other than Mr. Pickering. We entered into these agreements to ensure leadership continuity and provide a consistent framework for compensation and governance among our leadership team. A summary of the material terms of these agreements is set forth below.
Mr. Trigg’s Employment Agreement
On March 1, 2023, we entered into an amended and restated employment agreement with Mr. Trigg in connection with his appointment as our President and Chief Executive Officer. This employment agreement provided for "at will" employment and set forth the terms and conditions of Mr. Trigg's employment, including an annual base salary of at least $525,000, an annual bonus opportunity under our corporate bonus plan equal to 100% of his annual base salary at target, a one-time sign-on bonus of $300,000 (which was subject to clawback in the event that Mr. Trigg’s employment was terminated by the Company for cause or by Mr. Trigg for any reason (other than due to death, disability or a resignation for good reason) prior to March 1, 2024), a special one-time award of RSUs having an aggregate value of $1,500,000 (which grant was additive to additional RSUs granted to Mr. Trigg earlier in 2023), a special one-time award of time-based options to purchase a total of 120,000 shares of the Company's Class A Common Stock, and, subject to approval of the Board, in each of fiscal years 2024, 2025, 2026 and 2027, RSU and PSU awards covering a number of shares of the Company's Class A Common Stock having an aggregate value of the following on the date of grant at target: (i) no less than $3,000,000 annually in fiscal years 2024 and 2025, and (ii) no less than $3,500,000 annually in fiscal years 2026 and 2027.
On April 9, 2026, we entered into a second amended and restated employment agreement with Mr. Trigg (the "Second Amended and Restated Employment Agreement"), which supersedes and replaces the amended and restated employment agreement. The Second Amended and Restated Employment Agreement provides for "at will" employment and sets forth the terms and conditions of his employment. Pursuant to the Second Amended and Restated Employment Agreement, he will be entitled to receive, among other things, an annual base salary of at least $570,000, an annual bonus opportunity under the Company's corporate bonus plan equal to 100% of base salary at target, in fiscal 2026, (i) a one-time RSU award covering a number of shares with a grant date value of $5,000,000, and (ii) a one-time PSU award covering a number of shares with a grant date value of $4,479,000, and in each of fiscal years 2027 through 2030, (i) a RSU award covering a number of shares with a grant date value of $5,000,000 and (ii) a PSU award covering a number of shares with a grant date value at target determined by a formula set forth therein, which is based on a percentage of the Company’s income from operations and interest income, net for the prior fiscal year and the change in the number of weighted average common shares outstanding (diluted) over the prior two fiscal years (each as reported in the Company’s Annual Report on Form 10-K for the applicable fiscal year).
Mr. Trigg’s Second Amended and Restated Employment Agreement also provides for certain severance benefits upon specified termination events. See “Potential Payments Upon Termination or Change in Control” for more information regarding such severance benefits.
Mr. Eaton's Employment Agreement
On July 30, 2025, we entered into an employment agreement with Mr. Eaton in connection with his appointment as our Chief Financial Officer. The employment agreement provides for "at-will" employment and sets forth the terms and conditions of Mr. Eaton's employment, including an annual base salary of $400,000 (subject to annual review by the Board), an annual bonus opportunity under our corporate bonus plan equal to 60% of his annual base salary at target, a one-time spot bonus of $71,250, a special one-time award of (i) RSUs having an aggregate value of $1,250,000 on the date of grant, and (ii) PSUs having an aggregate value of $1,250,000 on the date of grant at target, and in each year during the term of the employment agreement after 2025, an annual equity award subject to approval of the Board.
Mr. Eaton's employment agreement also provides for certain severance benefits upon specified termination events. See "Potential Payments Upon Termination or Change in Control" for more information regarding such severance benefits.
Ms. Barat's Employment Agreement
On February 6, 2025, we entered into an employment agreement with Ms. Barat in connection with her appointment as an executive officer. The employment agreement provides for "at-will" employment and sets forth the terms and conditions of Ms. Barat's employment, including an annual base salary of $405,000 (subject to annual review by the Board), an annual bonus opportunity under our corporate bonus plan equal to 60% of her annual base salary at target, and, in 2025, an equity award having an aggregate value of $2,000,000 on the date of grant at target, and in each year during the term of the employment agreement after 2025, an annual equity award subject to approval of the Board.
Ms. Barat's employment agreement also provides for certain severance benefits upon specified termination events. See "Potential Payments Upon Termination or Change of Control" for more information regarding such severance benefits.

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Mr. Mazza's Employment Agreement
On February 6, 2025, we entered into an employment agreement with Mr. Mazza in connection with his appointment as our Chief Trust Officer. His employment agreement provided for “at will” employment and set forth the terms and conditions of Mr. Mazza's employment, including an annual base salary, eligibility to participate in our employee benefit plans, and eligibility to participate in our corporate bonus plan.
Mr. Mazza’s employment agreement also provided for certain severance benefits upon specified termination events. On November 19, 2025, we entered into a Separation Agreement with Mr. Mazza in connection with his separation from the Company (which agreement became effective on November 27, 2025). See “Potential Payments Upon Termination or a Change in Control” for more information regarding the benefits received by Mr. Mazza in connection with his separation from the Company.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information about the outstanding equity awards held by each of our named executive officers as of December 31, 2025:

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Shane Trigg	1/29/25	—		—		—	—		14,121	(2)	3,285,251
	1/29/25	—		—		—	—		5,168	(3)	1,202,335
	1/24/24	—		—		—	—		5,293	(4)	1,231,416
	1/24/24	—		—		—	—		3,874	(5)	901,286
	3/1/23	—		—		—	—		3,707	(6)	862,434
	3/1/23	40,000	(7)	80,000	(7)	129.74	3/1/2033	(7)	—		—
	1/25/23	—		—		—	—		3,365	(8)	782,867
	1/24/23	—		—		—	—		7,821	(9)	1,819,556
	12/13/21	—		—		—	—		467	(10)	108,648

Tim Eaton	7/30/25	—		—		—	—		7,415	(11)	1,725,100
	7/30/25	—		—		—	—		4,383	(12)	1,019,705
	3/5/25	—		—		—	—		3,179	(13)	739,594
	3/11/24	—		—		—	—		481	(14)	111,905
	3/5/24	—		—		—	—		718	(15)	167,043
	11/6/23	—		—		—	—		473	(16)	110,043
	3/6/23	—		—		—	—		734	(17)	170,765
	2/9/22	—		—		—	—		136	(18)	31,640

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Executive Compensation

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Elizabeth Barat	1/29/25	—	—	—	—	7,062	(2)	1,642,974
	1/28/25	—	—	—	—	2,585	(3)	601,400
	1/24/24	—	—	—	—	2,646	(4)	615,592
	1/23/24	—	—	—	—	1,937	(5)	450,643
	1/23/24	—	—	—	—	2,582	(19)	600,702
	4/25/23	—	—	—	—	860	(20)	200,079
	1/25/23	—	—	—	—	360	(8)	83,754
	1/24/23	—	—	—	—	838	(9)	194,961
	2/9/22	—	—	—	—	87	(18)	20,241

Evan Pickering	1/29/25	—	—	—	—	2,648	(2)	616,057
	1/28/25	—	—	—	—	969	(3)	225,438
	3/5/24	—	—	—	—	957	(15)	222,646
	3/6/23	—	—	—	—	880	(17)	204,732
	2/9/22	—	—	—	—	163	(18)	37,922

Matt Mazza(21)

(1)The amounts shown in this column were calculated based on the closing price of our Class A Common Stock on December 31, 2025 (the last trading day of fiscal year 2025), which was $232.65.
(2)The amount shown represents 2025 PSU Awards of our Class A Common Stock granted to the applicable named executive officer on January 29, 2025 pursuant to the 2025 Plan. Such performance awards were subject to the achievement of pre-established financial metrics with a December 31, 2025 measurement date, and are reflected in the table as earned at 148% of target. One-third of the performance-vested 2025 PSU Awards fully vested upon certification of the achievement of the performance metrics on February 10, 2026. The remaining shares will vest quarterly through February 10, 2028, subject to the applicable named executive officer’s continued employment through the applicable vesting date.
(3)The amount shown represents RSU awards of our Class A Common Stock granted to the applicable named executive officer on January 28, 2025, except for Mr. Trigg, whose award was granted on January 29, 2025. All such awards were granted pursuant to the 2025 Plan. These awards vest over four years in equal quarterly installments, commencing on May 10, 2025, subject to the applicable named executive officer’s continued employment through the applicable vesting date.
(4)The amount shown represents 2024 PSU Awards of our Class A Common Stock granted to the applicable named executive officer on January 24, 2024 pursuant to the 2015 Plan. Such performance awards were subject to the achievement of pre-established financial metrics with a December 31, 2024 measurement date, and are reflected in the table as earned at 123% of target. One-third of the performance-vested 2024 PSU Awards fully vested upon certification of the achievement of the performance metrics on February 10, 2025. The remaining shares will vest quarterly through February 10, 2027, subject to the applicable named executive officer’s continued employment through the applicable vesting date.
(5)The amount shown represents RSU awards of our Class A Common Stock granted to Ms. Barat on January 23, 2024 and Mr. Trigg on January 24, 2024, respectively, pursuant to the 2015 Plan. These awards vest over four years in equal quarterly installments, commencing on May 10, 2024, subject to the applicable named executive officer’s continued employment through the applicable vesting date.
(6)The amount shown represents a RSU award of our Class A Common Stock granted to Mr. Trigg on March 1, 2023 pursuant to the 2015 Plan. This award vests over four years in equal quarterly installments, commencing on May 10, 2023, subject to Mr. Trigg’s continued employment through the applicable vesting date.
(7)The amount shown represents stock options covering 120,000 shares of our Class A Common Stock granted to Mr. Trigg on March 1, 2023 pursuant to the 2015 Plan. Such options vest annually in equal installments over three years beginning on December 31, 2025, subject to Mr. Trigg’s continued employment through the applicable vesting dates.
(8)The amount shown represents 2023 PSU Awards of our Class A Common Stock granted to the applicable named executive officer on January 25, 2023 pursuant to the 2015 Plan. Such performance awards were subject to the achievement of pre-established financial metrics with a December 31, 2023 measurement date, and are reflected in the table as earned at 108% of target. One-third of the performance-vested 2023 PSU Awards fully vested upon certification of the achievement of the performance metrics on February 10, 2024. The remaining shares will vest quarterly through February 10, 2026, subject to the applicable named executive officer’s continued employment through the applicable vesting date.
(9)The amount shown represents RSU awards of our Class A Common Stock granted to the applicable named executive officer on January 24, 2023 pursuant to the 2015 Plan. These awards vest over four years in equal quarterly installments, commencing on May 10, 2023, subject to the applicable named executive officer’s continued employment through the applicable vesting date.

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(10)The amount shown represents a RSU award of our Class A Common Stock granted to Mr. Trigg on December 13, 2021 pursuant to the 2015 Plan. This award vests over four years in equal annual installments, commencing on May 10, 2022, subject to Mr. Trigg’s continued employment through the applicable vesting date.
(11)The amount shown represents a 2025 PSU Award of our Class A Common Stock granted to Mr. Eaton pursuant to the 2025 Plan in connection with Mr. Eaton's appointment as our permanent Chief Financial Officer on July 30, 2025. Such performance award was subject to the achievement of pre-established financial metrics with a December 31, 2025 measurement date, and is reflected in the table as earned at 148% of target. One-third of the performance-vested 2025 PSU Award fully vested upon certification of the achievement of the performance metrics on February 10, 2026. The remaining shares will vest quarterly through February 10, 2028, subject to Tim Eaton’s continued employment through the applicable vesting date.
(12)The amount shown represents a RSU award of our Class A Common Stock granted to Mr. Eaton on July 30, 2025 pursuant to the 2025 Plan. This award vests over four years in equal quarterly installments, commencing on August 10, 2025, subject to Mr. Eaton’s continued employment through the applicable vesting date.
(13)The amount shown represents a RSU award of our Class A Common Stock granted to Mr. Eaton on March 5, 2025 pursuant to the 2025 Plan. This award vests over four years in equal quarterly installments, commencing on May 10, 2025, subject to Mr. Eaton's continued employment through the applicable vesting date.
(14)The amount shown represents a RSU award of our Class A Common Stock granted to Mr. Eaton on March 11, 2024 pursuant to the 2015 Plan. This award vests over four years in equal quarterly installments, commencing on May 10, 2024, subject to Mr. Eaton's continued employment through the applicable vesting date.
(15)The amount shown represents RSU awards of our Class A Common Stock granted to the applicable named executive officer on March 5, 2024 pursuant to the 2015 Plan. These awards vest over four years in equal quarterly installments, commencing on May 10, 2024, subject to the applicable named executive officer's continued employment through the applicable vesting date.
(16)The amount shown represents a RSU award of our Class A Common Stock granted to Mr. Eaton on November 6, 2023 pursuant to the 2015 Plan. This award vests over four years in equal quarterly installments, commencing on November 10, 2023, subject to Mr. Eaton's continued employment through the applicable vesting date.
(17)The amount shown represents RSU awards of our Class A Common Stock granted to the applicable named executive officer on March 6, 2023 pursuant to the 2015 Plan. These awards vest over four years in equal quarterly installments, commencing on May 10, 2023, subject to the applicable named executive officer's continued employment through the applicable vesting date.
(18)The amount shown represents RSU awards of our Class A Common Stock granted to the applicable named executive officers on February 9, 2022 pursuant to the 2015 Plan. These awards vest over four years in equal quarterly installments, commencing on May 10, 2022, subject to the applicable named executive officer's continued employment through the applicable vesting date.
(19)The amount shown represents a RSU award of our Class A Common Stock granted to Ms. Barat on January 23, 2024 pursuant to the 2015 Plan. This award vests over four years in equal quarterly installments, commencing on May 10, 2024, subject to Ms. Barat's continued employment through the applicable vesting date.
(20)The amount shown represents a RSU award of our Class A Common Stock granted to Ms. Barat on April 25, 2023 pursuant to the 2015 Plan. This award vests over four years in equal quarterly installments, commencing on May 10, 2023, subject to Ms. Barat's continued employment through the applicable vesting date.
(21)Mr. Mazza has no outstanding equity awards. Under the terms of Mr. Mazza's Separation Agreement, all outstanding equity awards held by Mr. Mazza as of his departure date were cancelled and forfeited. Please see the section below titled "Potential Payments Upon Termination or Change in Control" for further details regarding such agreement.

42	2026 Proxy Statement

Executive Compensation
Option Exercises and Stock Vested
The following table provides information regarding options exercised and stock awards vested for our NEOs during fiscal year 2025, including the number of shares acquired upon exercise or vesting and the value realized as determined based on applicable SEC rules.

	Option Awards		Equity Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Shane Trigg	—	—	42,242	10,037,080
Tim Eaton	—	—	3,295	824,664
Elizabeth Barat	—	—	11,808	2,819,072
Evan Pickering	—	—	2,171	529,163
Matt Mazza(2)	—	—	20,183	4,951,120
(1)The amounts shown reflect the number of shares of Class A Common Stock issued to the NEOs in settlement of the vesting of restricted stock units multiplied by the closing price of our Class A Common Stock on the applicable vesting date.
(2)The amounts shown reflect the number of shares of Class A Common Stock issued to Mr. Mazza in settlement of the vesting of restricted stock units during the 2025 fiscal year prior to his departure from the Company on November 14, 2025 and the value realized in connection therewith. Under the terms of his Separation Agreement, no equity awards were accelerated, and all unvested equity awards held by Mr. Mazza as of his departure date were cancelled and forfeited.
Potential Payments upon Termination or Change in Control
The 2015 Plan
Pursuant to the 2015 Plan, the form of award agreement that applies to all outstanding RSU awards thereunder, and the form of award agreement that applies to all outstanding PSU awards thereunder, if a participant’s employment is terminated for any reason, the participant will forfeit all unvested RSU awards and all unvested PSU awards, unless, in each case, otherwise determined by the Compensation Committee. Pursuant to the 2015 Plan and the form of award agreement that applies to all outstanding stock options thereunder, if a participant’s employment is terminated for any reason, the participant’s stock option privileges will be limited to the options then exercisable on the date of termination and expire unless exercised within a certain period of time ranging from the date of termination to 12 months after such date, unless otherwise determined by the Compensation Committee.
In the case of a Corporate Transaction (as defined in the 2015 Plan), any or all outstanding awards may be assumed or replaced by the successor corporation, which assumption or replacement will be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding shares of Class A Common Stock held by the participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute awards pursuant to a Corporate Transaction, then such awards will have their vesting accelerate as to all shares subject to such award immediately prior to the Corporate Transaction.
The 2025 Plan
Pursuant to the 2025 Plan, the form of award agreement that applies to all outstanding RSU awards thereunder, and the form of award agreement that applies to all outstanding PSU awards thereunder, if a participant's employment is terminated for any reason, the participant will forfeit all unvested RSU awards and all unvested PSU awards, unless, in each case, otherwise determined by the Compensation Committee.
In the case of a Corporate Transaction (as defined in the 2025 Plan), and except as otherwise provided by the Compensation Committee in an award agreement or other agreement with the participant, outstanding, unvested awards will not vest automatically, and the Committee will have the discretion to make certain adjustments to outstanding awards, including providing for (i) the assumption or substitution of outstanding awards, (ii) the purchase of any outstanding awards in cash based on the applicable corporate transaction price, (iii) the ability for participants to exercise any outstanding stock options, stock appreciation rights or other stock-based awards upon the Corporate Transaction (and if not exercised, such awards will be terminated), and/or (iv) the acceleration of vesting of any outstanding awards.

43	2026 Proxy Statement

Executive Compensation
Corporate Bonus Plan
Pursuant to the Corporate Bonus Plan, if a participant's employment terminates for any reason prior to the bonus payment date, the participant will not earn the bonus.
Mr. Trigg’s Employment Agreement
The following severance benefits are conditioned on the effectiveness of a general release of claims and continuing compliance with certain restrictive covenants:
Termination Without Cause or Resignation for Good Reason
Mr. Trigg's Second Amended and Restated Employment Agreement provides that if he is terminated by us other than for Cause or he resigns for Good Reason (other than in connection with a Corporate Transaction, as each term is defined in the Second Amended and Restated Employment Agreement), then he will be entitled to receive 18 months of base salary continuation, payment of any earned but unpaid annual bonus in respect of the prior completed fiscal year, a prorated cash bonus award for the fiscal year in which such termination occurs (but no greater than target-level performance), up to 18 months of COBRA premiums, and the equity award treatment described in the following paragraph.
With respect to each outstanding and unvested RSU award held by Mr. Trigg, if termination occurs on or prior to January 1, 2031, the portion of such RSU award that would have vested had he remained employed with us for an additional 12 months will vest upon such termination. With respect to each outstanding and unvested PSU award held by Mr. Trigg, such PSU award will, to the extent the performance conditions applicable to the PSU award have not been satisfied, vest upon such termination on a prorated basis based on the number of full or partial calendar months he is employed by us during the applicable performance period and achievement of the applicable performance goals determined by the Board based on forecasted results (but no greater than target-level performance), or, to the extent such performance conditions applicable to the PSU award have been satisfied, the portion of such PSU award that would have vested had he remained employed with us for an additional 12 months will vest upon such termination. With respect to each outstanding and unvested option held by Mr. Trigg, a prorated portion based on the number of full or partial calendar months elapsed between the applicable vesting commencement date and the date of such termination will vest upon such termination, with all vested options remaining exercisable until the earlier of 18 months following such termination and the applicable expiration date of the options.
Death or Disability
Mr. Trigg’s Second Amended and Restated Employment Agreement provides that if his employment is terminated due to death or Disability (as defined in the Second Amended and Restated Employment Agreement), then he will be entitled to receive 12 months of base salary continuation, payment of any earned but unpaid annual bonus in respect of the prior completed fiscal year, a prorated cash bonus award for the fiscal year in which such termination occurs (but not greater than target-level performance), up to 18 months of COBRA premiums, and the equity award treatment described in the following paragraph.
With respect to each outstanding and unvested RSU award held by Mr. Trigg, such RSU award will fully vest. With respect to each outstanding and unvested PSU award held by Mr. Trigg, such PSU award will fully vest provided that, to the extent that the applicable performance conditions have not been satisfied, the level of achievement of the applicable performance goals will be determined by the Board based on forecasted results (but no greater than target-level performance). With respect to each outstanding and unvested option held by Mr. Trigg, a prorated portion based on the number of full or partial calendar months elapsed between the applicable vesting commencement date and the date of such termination will vest upon such termination, with all vested options remaining exercisable until the earlier of 18 months following such termination and the applicable expiration date of the options.

44	2026 Proxy Statement

Executive Compensation
Termination in Connection with Change in Control
Mr. Trigg's Second Amended and Restated Employment Agreement provides that if he is terminated by us other than for Cause or he resigns for Good Reason on or within 90 days prior to or within 18 months following the consummation of a Corporate Transaction then he will be entitled to receive 24 months of base salary continuation, payment of any earned but unpaid annual bonus in respect of the prior completed fiscal year, an amount equal to 200% of his annual bonus for the fiscal year in which the termination occurs (with the amount based on achievement of the applicable performance goals determined by the Board at the time of such termination based on forecasted results (but no greater than target-level performance)), and up to 18 months of COBRA premiums. In addition, (i) all outstanding unvested RSU awards and PSU awards held by Mr. Trigg will fully vest upon such termination (provided that with respect to the PSU awards, the level of achievement of the applicable performance goals will be determined by the Board based on forecasted results (but no greater than target-level performance), and (ii) if such termination occurs prior to January 1, 2028, all outstanding and unvested options held by Mr. Trigg that would have vested on or prior to December 31, 2027 if he had continuously been employed until such date will vest upon such termination, with all vested options remaining exercisable until the earlier of 18 months following such termination and the applicable expiration date of the options. The Second Amended and Restated Employment Agreement also provides that if the outstanding equity awards held by Mr. Trigg immediately prior to the consummation of a Corporate Transaction are not assumed or substituted for value upon such Corporate Transaction, such equity awards will fully vest immediately prior to such Corporate Transaction.
Mr. Eaton's Employment Agreement
The following severance benefits are conditioned on the effectiveness of a general release of claims and continuing compliance with certain restrictive covenants:
Termination Without Cause or Resignation for Good Reason
Mr. Eaton's employment agreement provides that if he is terminated by us other than for Cause or he resigns for Good Reason (other than in connection with a Corporate Transaction, as each term is defined in his employment agreement), then he will be entitled to receive nine months of base salary continuation, payment of any earned but unpaid annual bonus in respect of the prior completed fiscal year, a prorated cash bonus award for the fiscal year in which such termination occurs (but no greater than target-level performance), and up to nine months of COBRA premiums.
Death or Disability
Mr. Eaton's employment agreement provides that if he is terminated due to death or Disability (as defined in the employment agreement), then he will be entitled to receive a lump sum payment in an amount equal to six months of his then current base salary, payment of any earned but unpaid annual bonus in respect of the prior completed fiscal year, and the equity award treatment described in the following paragraph.
With respect to each outstanding RSU award held by Mr. Eaton, the portion of such RSU award that would have vested had he remained employed with us for an additional 12 months will accelerate upon such termination. With respect to each outstanding PSU award held by Mr. Eaton, each such PSU award will accelerate on a prorated basis based on the number of days he is employed by us during the applicable performance period and achievement of the applicable performance goals determined by the Board based on forecasted results (but no greater than target-level performance).
Termination in Connection with Change in Control
Mr. Eaton’s employment agreement provides that if he is terminated by us other than for Cause, or if he resigns for Good Reason, on or within 12 months following the consummation of a Corporate Transaction, then, in addition to the severance benefits described above, all outstanding equity awards held by Mr. Eaton will accelerate and become fully-vested. In addition, the employment agreement provides that if the outstanding equity awards held by Mr. Eaton immediately prior to the consummation of a Corporate Transaction are not assumed or substituted for value upon such Corporate Transaction, such equity awards will accelerate and become fully-vested immediately prior to such Corporate Transaction (with the level of performance achievement of the applicable performance goals determined by the Board based on forecasted results (but no greater than target-level performance)).
Ms. Barat's Employment Agreement
The following severance benefits are conditioned on the effectiveness of a general release of claims and continuing compliance with certain restrictive covenants:
Termination Without Cause or Resignation for Good Reason
Ms. Barat's employment agreement provides that if she is terminated by us other than for Cause or she resigns for Good Reason, then she will be entitled to receive nine months of base salary continuation, payment of any earned but unpaid annual bonus in respect of the prior completed fiscal year, a prorated cash bonus award for the fiscal year in which such termination occurs (but no greater than target-level performance), and up to nine months of COBRA premiums.

45	2026 Proxy Statement

Executive Compensation
Death or Disability
Ms. Barat's employment agreement provides that if she is terminated due to death or Disability (as defined in the employment agreement), then she will be entitled to receive a lump sum payment in an amount equal to six months of her then current base salary, payment of any earned but unpaid annual bonus in respect as of the prior completed fiscal year, and the equity award treatment described in the following paragraph.
With respect to each outstanding RSU award held by Ms. Barat, the portion of such RSU award that would have vested had she remained employed with us for an additional 12 months will accelerate upon such termination. With respect to each outstanding PSU award held by Ms. Barat, each such PSU award will accelerate on a prorated basis based on the number of days she is employed by us during the applicable performance period and achievement of the applicable performance goals determined by the Board based on forecasted results (but no greater than target-level performance).
Termination in Connection with Change in Control
Ms. Barat's employment agreement provides that if she is terminated by us other than for Cause, or Ms. Barat resigns for Good Reason, on or within 12 months following the consummation of a Corporate Transaction, then, in addition to the severance benefits described above, all outstanding equity awards held by Ms. Barat will accelerate and become fully-vested. In addition, the employment agreement provides that if the outstanding equity awards held by Ms. Barat immediately prior to the consummation of a Corporate Transaction are not assumed or substituted for value upon such Corporate Transaction, such equity awards will accelerate and become fully-vested immediately prior to such Corporate Transaction (with the level of performance achievement of the applicable performance goals determined by the Board based on forecasted results (but no greater than target-level performance)).
Mr. Mazza's Separation Agreement
On November 19, 2025, we entered into a Separation Agreement with Mr. Mazza in connection with his separation from the Company (which agreement became effective on November 27, 2025). The Separation Agreement supersedes Mr. Mazza's employment agreement with us. Pursuant to the terms of the Separation Agreement, he will receive the following separation benefits: (i) an amount equal to $315,000, less all applicable tax withholdings and authorized deductions, which represents nine months of his then-base salary ($420,000), paid in accordance with the Company's normal bi-weekly payroll practices; (ii) an amount equal to $219,462, less all applicable tax withholdings and authorized deductions, which represents a prorated portion of his annual bonus under the Corporate Bonus Plan for the fiscal year 2025, payable as a lump sum on the Company's regularly scheduled pay date for bonus payments for similarly situated executives; (iii) nine months of COBRA premiums paid by us; and (iv) continued participation in the Company's Executive Medical Reimbursement Program for eligible expenses incurred through November 30, 2025, up to $100,000, through March 31, 2026. In connection with Mr. Mazza's separation from the Company, all unvested equity held by Mr. Mazza as of his departure date was forfeited.

46	2026 Proxy Statement

Executive Compensation
The following table provides information regarding the potential payments to our NEOs in connection with certain termination or change in control events, assuming (in each case, other than with respect to Mr. Mazza) that such event occurred on December 31, 2025 and a closing price of our Class A Common Stock on December 31, 2025 (the last trading day of fiscal year 2025), which was $232.65. Except as otherwise provided in footnote (3) to the table, for purposes of all calculations in the table related to the 2025 Corporate Bonus Plan and the 2025 PSU Awards, we have used actual performance with respect to the applicable performance metrics. For purposes of all calculations in the table related to Mr. Trigg, we have assumed that the Second Amended and Restated Employment Agreement was in effect on December 31, 2025.

Benefits and Payments Upon Termination	Termination Due to Death or Disability ($)		Termination by the Company Without Cause or by the Executive for Good Reason (a “Qualifying Termination”) Not in Connection With a Change in Control ($)		Qualifying Termination in Connection With a Change in Control ($)

Shane Trigg
Cash Severance Payments	1,413,600	(1)	1,698,600	(2)	2,280,000	(3)
Accelerated Vesting of Equity Awards	15,652,550	(4)	12,168,384	(5)	18,426,592	(6)
COBRA Payments(7)	43,314		43,314		43,314
Tim Eaton
Cash Severance Payments	200,000	(8)	655,200	(9)	655,200	(9)
Accelerated Vesting of Equity Awards	2,598,933	(10)	—		4,075,795	(11)
COBRA Payments	—		15,902	(12)	15,902	(12)
Elizabeth Barat
Cash Severance Payments	202,500	(8)	663,390	(9)	663,390	(9)
Accelerated Vesting of Equity Awards	3,330,850	(10)	—		4,410,346	(11)
COBRA Payments	—		15,902	(12)	15,902	(12)
Evan Pickering(13)
Cash Severance Payments	—		—		—
Accelerated Vesting of Equity Awards	—		—		—
COBRA Payments	—		—		—
Matt Mazza(14)			550,818
(1)The amount shown represents the sum of (i) 12 months of salary continuation ($570,000) and (ii) a lump sum payment under the 2025 Corporate Bonus Plan, based on actual performance achieved as of December 31, 2025 ($843,600).
(2)The amount shown represents the sum of (i) 18 months of salary continuation ($855,000) and (ii) a lump sum payment under the 2025 Corporate Bonus Plan, based on actual performance achieved as of December 31, 2025 ($843,600).
(3)The amount shown represents the sum of (i) 24 months of salary continuation ($1,140,000) and (ii) an amount equal to two times the 2025 Corporate Bonus Plan at target ($1,140,000).
(4)The amount shown represents the sum of (i) the value of the accelerated RSU awards and PSU awards, calculated by multiplying (a) the sum of (I) the number of accelerated RSU awards (21,037 units) and (II) the number of accelerated PSU awards (22,779 units) and (b) the closing price of our Class A Common Stock on December 31, 2025 ($232.65) and (ii) the value of the accelerated stock options, prorated by time served, and calculated by multiplying the number of accelerated stock options (53,044 options) by the difference between the closing price of our Class A Common Stock on December 31, 2025 ($232.65) and the exercise price ($129.74).
(5)The amount shown represents the sum of (i) the value of the accelerated RSU awards (i.e., those that would continue to vest if Mr. Trigg had remained employed through December 31, 2026) and the value of the accelerated PSU awards (i.e., those that would continue to vest if Mr. Trigg had remained employed through December 31, 2026), calculated by multiplying (a) the sum of (I) the number of accelerated RSU awards (13,002 units) and (II) the number of accelerated PSU awards (15,838 units) by (b) the closing price of our Class A Common Stock on December 31, 2025 ($232.65), and (ii) the value of the accelerated stock options, prorated by time served, calculated by multiplying the number of accelerated stock options (53,044 options) by the difference between the closing price of our Class A Common Stock on December 31, 2025 ($232.65) and the exercise price ($129.74).
(6)The amount shown represents the sum of (i) the value of the accelerated RSU awards and PSU awards, calculated by multiplying (a) the sum of (I) the number of accelerated RSU awards (21,037 units) and (II) the number of accelerated PSU awards (22,779 units) by (b) the closing price of our Class A Common Stock on December 31, 2025 ($232.65), and (ii) the value of the accelerated stock options, calculated by multiplying the number of accelerated stock options (80,000 options) by the difference between the closing price of our Class A Common Stock on December 31, 2025 ($232.65) and the exercise price ($129.74). Pursuant to the Second Amended and Restated Employment Agreement, this same level of acceleration would occur immediately prior to a Corporate Transaction if Mr. Trigg's outstanding equity awards were not assumed or substituted for value in connection with such Corporate Transaction, regardless of whether his employment was terminated.
(7)The amount shown represents the estimated cost to the Company to provide 18 months of COBRA premiums.

47	2026 Proxy Statement

Executive Compensation
(8)The amount shown represents a lump sum payment equal to six months of his/her base salary.
(9)The amount shown represents the sum of (i) nine months of salary continuation ($300,000 for Mr. Eaton and $303,750 for Ms. Barat) and (ii) a lump sum payment under the 2025 Corporate Bonus Plan, based on actual performance achieved as of December 31, 2025 ($355,200 for Mr. Eaton and $359,640 for Ms. Barat).
(10)The amount shown represents the value of the accelerated RSU awards (i.e., those that would continue to vest if Mr. Eaton or Ms. Barat, as applicable, had remained employed through December 31, 2026) and accelerated PSU awards, calculated by multiplying (i) the sum of (a) the number of accelerated RSU awards (3,756 units for Mr. Eaton and 4,249 units for Ms. Barat) and (b) the number of accelerated PSU awards (7,415 units for Mr. Eaton and 10,068 units for Ms. Barat) and (ii) the closing price of our Class A Common Stock on December 31, 2025 ($232.65).
(11)The amount shown represents the value of the accelerated RSU awards and PSU awards, calculated by multiplying (i) the sum of (a) the number of accelerated RSU awards (10,104 units for Mr. Eaton and 8,889 units for Ms. Barat) and (b) the number of accelerated PSU awards (7,415 units for Mr. Eaton and 10,068 units for Ms. Barat) and (ii) the closing price of our Class A Common Stock on December 31, 2025 ($232.65). Pursuant to Mr. Eaton’s employment agreement and Ms. Barat’s employment agreement, if the outstanding equity awards held by Mr. Eaton or Ms. Barat, as applicable, immediately prior to the consummation of a Corporate Transaction are not assumed or substituted for value upon such Corporate Transaction, such equity awards will accelerate and become fully-vested immediately prior to such Corporate Transaction. As of December 31, 2025, the value of such accelerated awards held by Mr. Eaton and Ms. Barat would have been $4,075,795 and $4,410,346, respectively (i.e., the value of the accelerated RSU awards and PSU awards, calculated by multiplying (iii) the sum of (a) the number of accelerated RSU awards (10,104 units for Mr. Eaton and 8,889 units for Ms. Barat) and (b) the number of accelerated PSU awards (7,415 units for Mr. Eaton and 10,068 units for Ms. Barat) and (iv) the closing price of our Class A Common Stock on December 31, 2025 ($232.65).
(12)The amount shown represents the estimated cost to the Company to provide nine months of COBRA premiums.
(13)Mr. Pickering is not a party to an employment agreement with the Company, and except as described in the following sentence, he is not entitled to any cash severance payments, accelerated vesting of equity awards, or other enhanced benefits in connection with a termination of employment or change in control. Pursuant to the 2015 Plan, if the successor or acquiring corporation (if any) in a Corporate Transaction (as defined in the 2015 Plan) refuses to assume, convert, replace or substitute outstanding awards under the 2015 Plan, then such awards will have their vesting accelerate as to all shares subject to such awards immediately prior to the Corporate Transaction. As of December 31, 2025, the value of such accelerated awards held by Mr. Pickering would have been $465,300 (i.e., the value of the accelerated RSU awards held by Mr. Pickering under the 2015 Plan, calculated by multiplying (i) the number of accelerated RSU awards (2,000 units) and (ii) the closing price of our Class A Common Stock on December 31, 2025 ($232.65).
(14)The amount shown represents the aggregate value of separation benefits payable to Mr. Mazza pursuant to the terms of the Separation Agreement, consisting of: (i) an amount equal to $315,000, which represents nine months of his then-base salary ($420,000), paid in accordance with the Company's normal biweekly pay practices, and (ii) an amount equal to $219,462, which represents a prorated portion of his annual bonus under the Corporate Bonus Plan for fiscal year 2025, paid as a lump sum on the Company's regularly scheduled pay date for bonus payments for similarly situated executives; and (iii) an amount equal to $16,356, which represents the estimated cost to the Company to provide nine months of COBRA premiums.

48	2026 Proxy Statement

Executive Compensation
CEO Pay Ratio
Item 402(u) of Regulation S-K requires the Company to disclose the following information for fiscal year 2025:
•The fiscal year 2025 total compensation of our Chief Executive Officer was $5,438,904.
•The fiscal year 2025 total compensation of our median employee was $189,867.
•The ratio of the fiscal year 2025 total compensation of our Chief Executive Officer to the fiscal year 2025 total compensation of our median employee was approximately 29:1.
As permitted by Item 402(u) of Regulation S-K, we used the same median employee for fiscal year 2025 as we used for fiscal years 2023 and 2024, as there was no change during fiscal year 2025 to our median employee's circumstances, our employee population, or our employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. When determining the median employee in 2023, we applied the following methodology:
•Identified the median employee based on the measurement date of December 31, 2023, as disclosed in our 2023 proxy statement.
•Determined our median employee based on the total compensation (including, as applicable, annualized base salary, equity-based compensation reflecting grant date fair value, and cash incentive compensation paid) of our entire employee population, excluding our Chief Executive Officer, for the 12 months ending December 31, 2023.
•Calculated the total compensation of our employees based on information derived from our payroll and stock administration systems and consistently applied this compensation methodology to all of our employees included in this calculation.
After identifying the median employee, we determined the median employee's annual total compensation in the same manner that we determine the total annual compensation of our named executive officers for purposes of the "Summary Compensation Table." The annual total compensation for our Chief Executive Officer is the amount reported for fiscal year 2025 in the "Total" column of the Summary Compensation Table. These amounts do not necessarily reflect the actual value realized or received by these individuals. See the footnotes to the "Summary Compensation Table" for more detail on how such figures are computed.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

49	2026 Proxy Statement

Equity Compensation Plan Information
The following table sets forth information regarding our stock incentive plans as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and RSUs (#)		Weighted-Average Exercise Price of Outstanding Options(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)

Equity compensation plans approved by stockholders(2)	746,733	(3)	129.74	2,413,700	(4)
Equity compensation plans not approved by stockholders	—		—	—
Total	746,733		129.74	2,413,700
(1)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding restricted stock units, which have no exercise price.
(2)These plans consist of the 2015 Plan, the 2025 Plan and our 2025 Employee Stock Purchase Plan ("ESPP").
(3)Includes 746,733 shares of Class A Common Stock subject to outstanding awards granted under the 2015 Plan and the 2025 Plan, of which 120,000 were outstanding options granted under the 2015 Plan, 324,678 were outstanding restricted stock units granted under the 2015 Plan, and 302,055 were outstanding restricted stock units granted under the 2025 Plan.
(4)Includes 1,167,916 shares of Class A Common Stock available for issuance under the 2025 Plan and 1,245,784 shares of Class A Common Stock available for issuance under the ESPP. The number of shares available for issuance under the 2025 Plan increases automatically on January 31st of each year during the term of the 2025 Plan by an amount equal to the number of shares granted under the 2025 Plan during the preceding year or such lesser number that is approved by our Board. In addition, the number of shares available for issuance under the ESPP increases automatically on January 31st of each year during the term of the ESPP by an amount equal to the number of shares issued or transferred pursuant to rights granted under the ESPP during the preceding year or such lesser number that is approved by our Board.

50	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock as of March 31, 2026, except as noted in the footnotes below, for:
•Each of our named executive officers;
•Each of our directors;
•All of our executive officers and directors as a group; and
•Each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Common Stock or Class B Common Stock.
We have determined beneficial ownership in accordance with applicable SEC rules. Except as indicated in the footnotes below, we believe, based on information furnished to us and information filed with the SEC, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Class A Common Stock or Class B Common Stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 24,028,908 shares of Class A Common Stock and 11,329,625 shares of Class B Common Stock outstanding at March 31, 2026. When calculating the number and percentage of shares of common stock beneficially owned by a person, we include all options, RSUs, and PSUs held by that person that are currently vested or exercisable or that will vest or become exercisable within 60 days of March 31, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o AppFolio, Inc., 70 Castilian Drive, Santa Barbara, California, 93117.

51	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%

5% Stockholders:
Ashe Capital Management, LP(2)	1,331,260	5.5%	—	*	1.0%
BlackRock, Inc.(3)	2,364,516	9.8%	—	*	1.7%
Klaus Schauser(4)	505,000	2.1%	2,364,585	20.9%	17.6%
Maurice Duca(5)(6)	479,856	2.0%	6,107,513	53.9%	44.8%
The Vanguard Group(7)	2,326,122	9.7%	—	*	1.7%
Directors and Named Executive Officers:
Elizabeth Barat(8)	8,160	*	—	*	*
Andreas von Blottnitz(9)	6,092	*	449,950	*	*
Agnes Bundy Scanlan (10)	3,852	*	—	*	*
Saori Casey(11)	—	*	—	*	*
Tim Eaton(12)	4,069	*	—	*	*
Janet Kerr(13)	9,680	*	—	*	*
Matt Mazza(14)	20,574	*	—	*	*
Olivia Nottebohm	2,092	*	—	*	*
Evan Pickering(15)	1,586	*	—	*	*
William Shane Trigg(16)	60,903	*	—	*	*
Winifred Webb	7,298	*	—	*	*
All Directors and Named Executive Officers as a group (10 people)(17)	103,732	0.4%	449,950	4.0%	3.4%
* Represents beneficial ownership of less than one percent.
(1)Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, as a single class. The holders of shares of our Class B Common Stock are entitled to ten votes per share, and holders of shares of our Class A Common Stock are entitled to one vote per share. Each share of Class B Common Stock is convertible, at any time at the option of the holder, into one share of Class A Common Stock.
(2)This information is based solely on a Schedule 13G filed on August 14, 2025. Ashe Capital Management, LP possesses shared voting and shared dispositive power with respect to all such shares. The address for Ashe Capital Management, LP is 530 Sylvan Ave., Suite 101, Englewood Cliffs, NJ 07632.
(3)This information is based solely on Amendment No. 8 to Schedule 13G filed on December 6, 2024 by BlackRock, Inc., on behalf of its subsidiaries BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd, BlackRock Japan Co., Ltd., and SpiderRock Advisors AUM Portfolio, reporting that BlackRock, Inc. possesses sole voting power with respect to 2,364,516 of such shares of Class A Common Stock and sole dispositive power with respect to all of such shares of Class A Common Stock. According to such Schedule 13G/A BlackRock Fund Advisors beneficially owns five percent (5%) or greater of the outstanding shares of Class A Common Stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)The 505,000 shares of Class A Common Stock and the 2,364,585 shares of Class B Common Stock are held by the 1206 Family Trust dated December 13, 2002, of which Mr. Schauser and his spouse serve as co-trustees. In his capacity as co-trustee, Mr. Schauser has shared voting and dispositive power with respect to these shares with the other co-trustee. The address of Mr. Schauser is 70 Castilian Dr., Santa Barbara, CA 93117.

52	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(5)The 479,856 shares of Class A Common Stock consist of: (i) 96,005 shares of Class A Common Stock held directly by Mr. Duca with respect to which he possesses sole voting and investment power; (ii) 197,500 shares of Class A Common Stock held by two trusts of which Mr. Duca is the sole trustee and who, in that capacity, possesses sole voting and investment power; (iii) 179,329 shares of Class A Common Stock held by three limited liability companies of which Mr. Duca is the managing member, and who, in that capacity, possesses sole voting and investment power; and; (iv) 7,022 shares of Class A Common Stock held by a trust for which Mr. Duca may be deemed to share voting and investment power with the other trustee, but to which Mr. Duca disclaims beneficial ownership.
(6)The 6,107,513 shares of Class B Common Stock consist of: (i) 3,471,416 shares of Class B Common Stock held directly by Mr. Duca with respect to which he possesses sole voting and investment power; (ii) 2,461,578 shares of Class B Common Stock held by two trusts of which Mr. Duca is the sole trustee and who, in that capacity, possesses sole voting and investment power and; (iii) 174,519 shares of Class B Common Stock held by three limited liability companies of which Mr. Duca is the managing member, and who, in that capacity, possesses sole voting and investment power. The address for Mr. Duca is P.O. Box 5609, Santa Barbara, CA 93150.
(7)This information is based solely on Amendment No. 8 to Schedule 13G filed on September 10, 2024. The 2,326,122 shares of Class A Common Stock consist of: (i) 10,270 shares with respect to which The Vanguard Group possesses shared voting power; (ii) 2,291,632 shares with respect to which The Vanguard Group possesses sole dispositive power; and (iii) 34,490 shares with respect to which The Vanguard Group possesses shared dispositive power. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
On March 26, 2026, The Vanguard Group filed Amendment No. 9 to Schedule 13G and reported that due to an internal realignment it no longer has or is deemed to have, beneficial ownership over shares of our Class A Common Stock beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with the Vanguard Group, will report beneficial ownership separately (on a disaggregated basis). As of April 14, 2026, the most recent practicable date prior to the date of this Proxy Statement, no subsidiary or business division of The Vanguard Group had reported its beneficial ownership of shares of our Class A Common Stock.
(8)Includes 2,437 shares of Class A Common Stock subject to outstanding RSUs and PSUs that were granted to Ms. Barat and will vest within 60 days of March 31, 2026.
(9)The 449,950 shares of Class B Common Stock consists of (i) 420,450 shares of Class B Common Stock held by Oceanlink Investments Limited, which is managed by a Board of Directors that possesses voting and investment power with respect to these shares. Oceanlink Trust, of which Mr. von Blottnitz is a beneficiary, holds all of the equity interests of Oceanlink Investments Limited. Mr. von Blottnitz has shared power to revoke Oceanlink Trust; (ii) 17,000 shares of Class B Common Stock held directly by Mr. von Blottnitz with respect to which he possesses sole voting and investment power; and (iii) 12,500 shares of Class B Common Stock owned by Mr von Blottnitz' spouse.
(10)The amount shown does not include an additional 1,564 shares of Class A Common Stock earned by the director under our Director Compensation program and deferred until a future date pursuant to an election made under our Nonemployee Director Deferred Compensation Plan. The deferred shares will not be issued within 60 days of March 31, 2026.
(11)Ms. Casey was appointed to the Board on February 12, 2026.
(12)Includes 1,858 shares of Class A Common Stock subject to outstanding RSUs and PSUs that were granted to Mr. Eaton and will vest within 60 days of March 31, 2026.
(13)These shares of Class A Common Stock are held by the Janet Kerr Family Trust dated 7/16/2004 of which Ms. Kerr is the trustee, and who, in that capacity has sole voting and investment power.
(14)This information is based solely on Company records as of November 14, 2025, the date of Mr. Mazza's departure from the Company.
(15)Includes 730 shares of Class A Common Stock subject to outstanding RSUs and PSUs that were granted to Mr. Pickering and will vest within 60 days of March 31, 2026.
(16)Includes (i) 5,369 shares of Class A Common Stock subject to outstanding RSUs and PSUs that will vest within 60 days of March 31, 2026, and (ii) 40,000 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2026.
(17)Includes (i) 10,394 shares of Class A Common Stock that will vest within 60 days of March 31, 2026, and (ii) 40,000 shares of Class A Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of March 31, 2026.

53	2026 Proxy Statement

Pay Versus Performance
Pay Versus Performance Table
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021.

Year	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(2) ($)	Compensation Actually Paid to PEO 1(3) ($)	Compensation Actually Paid to PEO 2(4) ($)	Average Summary Compensation Table Total for non-PEO NEOs(5) ($)	Average Compensation Actually Paid to non-PEO NEOs(6) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) (9) ($)	Revenue (thousands) (10) ($)
							Total Shareholder Return(7) ($)	Peer Group Total Shareholder Return(8) ($)

2025	—	5,438,904	—	2,705,358	2,761,061	2,043,519	129	258	140,923	950,822
2024	—	5,018,965	—	20,189,041	1,832,437	2,295,431	137	201	204,068	794,202
2023	15,091,243	17,746,877	15,091,243	30,056,865	3,409,160	8,957,933	96	147	2,702	620,445
2022	1,025,317	—	1,025,317	—	1,515,992	563,715	59	89	(68,119)	471,883
2021	1,461,382	—	1,461,382	—	6,790,593	5,879,551	67	138	1,028	359,370
(1)Reflects the total compensation amounts reported in the Summary Compensation Table ("SCT") for Mr. Jason Randall, our Principal Executive Officer (“PEO”) from August 8, 2017 through March 1, 2023 (“PEO 1”).
(2)Reflects the total compensation amounts reported in the SCT for Mr. Trigg, our current PEO, who was appointed as the Company's President and Chief Executive Officer as of March 1, 2023 (“PEO 2”). Mr. Trigg was a non-PEO NEO during fiscal years 2021, and 2022 and his compensation during such periods is reflected in the applicable non-PEO NEO fields.
(3)Reflects the compensation actually paid amounts for PEO 1 for the applicable fiscal year. In calculating the amounts set forth in this column, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718.
(4)Reflects the total compensation amounts reported in the SCT for the compensation actually paid amounts for PEO 2 for the applicable fiscal year. In calculating the amounts set forth in this column, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718.
For fiscal year 2025, the compensation actually paid to PEO 2 reflects each of the following adjustments made to the total compensation amounts reported in the SCT for fiscal year 2025, computed in accordance with Item 402(v) of Regulation S-K.

Year	2025

SCT Total Compensation ($)	5,438,904
Less: Stock Award Grant Date Fair Values Reported in SCT for the Covered Year ($)	(4,000,307)
Plus: Year-End Fair Value of Stock Awards Granted in the Covered Year that are Outstanding and Unvested ($)	4,487,586
Change in Fair Value of Stock and Option Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End) ($)	(3,130,295)
Plus: Vesting Date Fair Value of Stock Awards Granted in the Covered Year that Vested in the Covered Year ($)	299,255
Change in Fair Value of Stock and Option Awards Granted in Prior Years that Vested in the Covered Year (From Prior Year-End to Vesting Date) ($)	(389,785)
Less: Prior Year-End Fair Value of Stock and Option Awards Granted in Prior Years that Failed to Vest during the Covered Year ($)	—
Plus: Dollar Value of Dividends or other Earnings Paid on Stock and Option Awards in the Covered Year prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for the Covered Year) ($)	—
Compensation Actually Paid ($)	2,705,358
The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards. Adjustments were made using stock option or grant date fair values as of each measurement date.

54	2026 Proxy Statement

Pay Versus Performance
(5)Reflects the average total compensation amounts reported in the SCT for the following non-PEO NEOs for the applicable fiscal year:
1.In 2025, Mr.Eaton, Ms. Barat, Mr. Pickering and Mr. Mazza
2.In 2024, Mr. Eaton, Mr. Mazza and Ms. Fay Sien Goon (our former Chief Financial Officer, who resigned effective October 25, 2024).
3.In 2023, Ms. Goon and Mr. Mazza.
4.In 2022, Ms. Goon, Mr. Mazza, Mr. Trigg, and Mr. Jonathan Walker (our former Chief Technology Officer, who resigned effective December 31, 2022).
5.In 2021, Ms. Goon, Mr. Mazza, Mr. Trigg, Mr. Walker, and Ms. Ida Kane (our former Chief Financial Officer, who resigned effective June 4, 2021).
(6)    Reflects the average compensation actually paid amounts for the non-PEO NEOs included in the preceding column for the applicable fiscal year. In calculating the amounts set forth in this column, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718.
For fiscal year 2025, the average compensation actually paid to the non-PEO NEOs reflects each of the following adjustments made to the total compensation amounts reported in the SCT for fiscal year 2025, computed in accordance with Item 402(v) of Regulation S-K:

Year	2025 Average

SCT Total Compensation ($)	2,761,061
Less: Stock Award Grant Date Fair Values Reported in SCT for the Covered Year ($)	(1,975,306)
Plus: Year-End Fair Value of Stock Awards Granted in the Covered Year that are Outstanding and Unvested ($)	1,642,567
Change in Fair Value of Stock and Option Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End) ($)	(48,725)
Plus: Vesting Date Fair Value of Stock Awards Granted in the Covered Year that Vested in the Covered Year ($)	173,326
Change in Fair Value of Stock and Option Awards Granted in Prior Years that Vested in the Covered Year (From Prior Year-End to Vesting Date) ($)	(35,023)
Less: Prior Year-End Fair Value of Stock and Option Awards Granted in Prior Years that Failed to Vest during the Covered Year ($)	(474,381)
Plus: Dollar Value of Dividends or other Earnings Paid on Stock and Option Awards in the Covered Year prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for the Covered Year) ($)	—
Compensation Actually Paid ($)	2,043,519
The assumptions used for determining the fair values shown in this table are materially consistent with those used to determine the fair values disclosed as of the grant date of such awards. Adjustments were made using stock option or grant date fair values as of each measurement date.
(7)    Reflects the cumulative total shareholder return ("TSR") of the Company for each applicable fiscal year, calculated based on a fixed investment of $100 at market close on December 31, 2020.
(8)    Reflects the cumulative TSR of the Company’s peer group (“Peer Group TSR”) for each applicable fiscal year, calculated based on a fixed investment of $100 at market close on December 31, 2020. The peer group used to determine the Peer Group TSR for each applicable fiscal year is the Nasdaq Computer Index, which is the same index disclosed in the 2025 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K.
(9)    Reflects "Net Income" in the Company's Consolidated Statements of Operations included in the Annual Reports on Form 10-K for each applicable fiscal year.
(10)    We have selected “Revenue” as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our NEOs to Company performance for fiscal year 2025. “Revenue” is further described in the Company's Consolidated Statement of Operations included in the 2025 Annual Report on Form 10-K. We may determine a different financial performance measure to be the most important financial performance measure in future years.

55	2026 Proxy Statement

Pay Versus Performance
Pay Versus Performance Graphs
In accordance with Item 402(v)(5) of Regulation S-K, the graphs below compare compensation actually paid to our NEOs and the performance measures presented in the Pay versus Performance Table above (collectively, the “PVP Graphs”).

Compensation Actually Paid
vs APPF TSR
$200
$150
$100
$50
Value of Fixed $100 Investment
$36,000
$24,000
$12,000
$—
Compensation Actually Paid ($000s)
2021
2022
2023
2024
2025
Fiscal Year
PEO 1
PEO 2
Avg non-PEO NEOs
APPF TSR

56	2026 Proxy Statement

Pay Versus Performance
Pay Versus Performance Tabular List
Listed below are the performance measures that we believe represent the most important performance measures used to link compensation actually paid to our NEOs in fiscal year 2025 to company performance. The performance measures included below are not ranked by relative importance.

Most Important Performance Measures

Booked Residential Units (Non-Financial Measure)
Revenue (Financial Measure)
Adjusted GAAP Operating Margin(1) (Financial Measure)
(1)Adjusted GAAP operating margin is defined as GAAP operating margin excluding certain non-cash or non-recurring items.

57	2026 Proxy Statement

Pay Versus Performance
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our Class A Common Stock or Class B Common Stock, whom we collectively refer to as our "reporting persons," to report to the SEC on a timely basis their initiation status as a reporting person and any changes in their respective beneficial ownership of our registered equity securities.
Based solely on a review of the reports filed by, and written representations from, our reporting persons, we believe that during 2025, all of our reporting persons complied with all applicable SEC filing requirements under Section 16 of the Exchange Act, except for the following: (i) Messr. Casey filed one late Form 3 report on April 21, 2025 that was due on April 13, 2025, and one late Form 4 report on April 21, 2025 that was due on April 7, 2025 to report a restricted stock unit grant (in each case, the form was filed late as a result of delays in obtaining updated EDGAR filing codes); (ii) Mr. Eaton filed one late Form 4 report on April 25, 2025 that was due on March 7, 2025 to report a restricted stock unit grant; and (iii) Mr. Trigg filed one late Form 4 report on September 15, 2025 that was due on September 12, 2025 to report a sale of Class A Common Stock.

58	2026 Proxy Statement

Related Party Transactions
Certain Relationships and Transactions
Since January 1, 2025, there has not been any, and there is no currently proposed transaction or series of similar transactions in which we were or will be a participant for which the amount involved exceeds $120,000 and in which any director, director nominee, named executive officer, holder of more than 5% of our Class A Common Stock or Class B Common Stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.
Policies and Procedures for Approval of Related Party Transactions
We have adopted a written Related Party Transaction Policy. Pursuant to this policy, the Chairperson of our Audit Committee is charged with primary responsibility for determining whether, based on the particular facts and circumstances, a related person (as defined in the policy) has a direct or indirect material interest in a proposed or existing transaction involving us. Any director, officer or other employee who becomes aware of a transaction or relationship that could reasonably be expected to give rise to a conflict of interest is required to disclose the matter promptly to the Chairperson of our Audit Committee. To assist the Chairperson of our Audit Committee in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, the Chairperson of our Audit Committee determines that the related person would have a direct or indirect material interest in the transaction, the Chairperson of our Audit Committee must present the transaction to our Audit Committee for review. Our Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy and may only approve of the transaction if the Audit Committee determines that, based on all of the information presented, the related party transaction is not inconsistent with the best interests of AppFolio as a whole.

59	2026 Proxy Statement

Additional Information
Procedures for Submitting Stockholder Proposals
Requirements for Stockholder Proposals to be Brought Before Future Annual Meetings
Our Bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders (other than proposals to be considered for inclusion in our proxy materials under Rule 14a-8 under the Exchange Act), a stockholder must provide us with written notice no earlier than 75 days and no later than 45 days prior to the first anniversary of the date that our proxy materials relating to the preceding year’s annual meeting of stockholders (or a notice of availability of proxy materials, if earlier) were first mailed. As a result, stockholder proposals must be received by us no earlier than February 12, 2027, and no later than March 14, 2027, to be considered at our 2027 annual meeting of stockholders. In the event the date of our 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of our 2026 annual meeting of stockholders, notice must be delivered not earlier than the close of business on the 120th day prior to the date of our 2027 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the date of our 2027 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made. Such notice must be provided to AppFolio, Inc., 70 Castilian Drive, Santa Barbara, California 93117, Attn: Secretary. Our Bylaws specify certain additional requirements regarding the form and content of such notice.
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Future Proxy Materials
Any stockholder who wishes to submit a proposal for inclusion in our future proxy materials must comply with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2027 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 29, 2026. Such proposals must be provided to AppFolio, Inc., 70 Castilian Drive, Santa Barbara, California 93117, Attn: Secretary.
In addition to satisfying the requirements of our Bylaws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Annual Report
A COPY OF OUR 2025 ANNUAL REPORT, AS WELL AS THIS PROXY STATEMENT, HAS BEEN POSTED ON THE INTERNET, EACH OF WHICH IS ACCESSIBLE BY FOLLOWING THE INSTRUCTIONS IN THIS PROXY STATEMENT AND THE NOTICE. WE WILL PROVIDE, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER ON THE RECORD DATE (INCLUDING BENEFICIAL OWNERS HOLDING SHARES IN "STREET NAME"), A COPY OF OUR 2025 ANNUAL REPORT. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO APPFOLIO, INC., 70 CASTILIAN DRIVE, SANTA BARBARA, CALIFORNIA 93117, ATTN: GENERAL COUNSEL, OR BY EMAIL TO STOCKHOLDERQUESTIONS@APPFOLIO.COM.

60	2026 Proxy Statement

APPFOLIO, INC.
70 CASTILIAN DRIVE
SANTA BARBARA, CA 93117

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Annual Meeting. You will need the 16-digit control number, printed below, in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/APPF2026**

You may attend the Annual Meeting virtually via the Internet and vote during the meeting. You will need the 16-digit control number, printed below, to attend and vote at the Annual Meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Annual Meeting. You will need the 16-digit control number, printed below, in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87144-P42761 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPFOLIO, INC.

The Board of Directors recommends you vote FOR each of the following director nominees:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Olivia Nottebohm
02) Saori Casey

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon (1) such other business as may properly be brought before the Annual Meeting, or at any adjournment or postponement thereof, or (2) for the election of any substitute director nominee chosen for the Board of Directors if any director nominee named in Proposal 1 is unable to, or, for good cause, will not serve.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

appfolio

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

V87145-P42761

APPFOLIO, INC.
2026 Annual Meeting of Stockholders
June 12, 2026, 9:00 AM Pacific Daylight Time
This proxy is solicited by the Board of Directors of AppFolio, Inc.

The stockholder(s) hereby appoint(s) Shane Trigg and Tim Eaton, or either of them individually, as proxies, each with the full legal power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock and Class B Common Stock of AppFolio, Inc. that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Daylight Time on June 12, 2026, virtually via the Internet at www.virtualshareholdermeeting.com/APPF2026, or at any adjournment or postponement thereof.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, but the proxy card is signed, this proxy card will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side